                                                                    EXHIBIT C-6.





     ___________________________________________________________________




                           WARRANT PURCHASE AGREEMENT


                                    BETWEEN


                          PHONETEL TECHNOLOGIES, INC.


                                      AND


                           INTERNATIONALE NEDERLANDEN
                           (U.S.) CAPITAL CORPORATION


                                      AND


                            CERBERUS PARTNERS, L.P.





                           Dated as of March 15, 1996




     ___________________________________________________________________

                                                        TABLE OF CONTENTS
                                                        -----------------

                                                                                                      PAGE
                                                                                                      ----
Section 1.              Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . .              1

Section 2.              Purchase and Sale of Warrants; Closing  . . . . . . . . . . . . . . .              12

Section 3.              Investment Representations  . . . . . . . . . . . . . . . . . . . . .              13

Section 4.              Conditions Precedent  . . . . . . . . . . . . . . . . . . . . . . . .              13

Section 5.              Warranties, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . .              14

Section 6.              Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .              18

Section 7.              Warrant Certificates  . . . . . . . . . . . . . . . . . . . . . . . .              22

Section 8.              Execution of Warrant Certificates . . . . . . . . . . . . . . . . . .              23

Section 9.              Registration  . . . . . . . . . . . . . . . . . . . . . . . . . . . .              23

Section 10.             Registration of Transfers and Exchanges . . . . . . . . . . . . . . .              23

Section 11.             Warrants; Exercise of Warrants  . . . . . . . . . . . . . . . . . . .              25

Section 12.             Payment of Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . .              26

Section 13.             Mutilated or Missing Warrant
                          Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . .              27

Section 14.             Reservation of Warrant Shares . . . . . . . . . . . . . . . . . . . .              27

Section 15.             Adjustment of Exercise Price and Number
                        of Warrant Shares Issuable  . . . . . . . . . . . . . . . . . . . . .              28

                        (a)       Reorganization of the Company                                            28
                        (b)       When Issuance or Payment May be
                                    Deferred                                                               29

Section 16.             Fractional Interests                                                               29

Section 17.             Notice to Warrant Holders                                                          30

Section 18.             Cash Distributions and Dividends                                                   31

Section 19.             Put Rights; Tag-Along Rights and
                          Registration Rights                                                              32

                        (a)       Put by Holders                                                           32
                        (b)       Closing                                                                  33

                        (c)       Restrictions on Purchase                                               34
                        (d)       Tag-Along Rights                                                       35
                        (e)       Limitation on Put Rights of Others                                     36
                        (f)       Severability                                                           37
                        (g)       Registration Rights                                                    37

Section 20.             Notices                                                                          37

Section 21.             Costs and Expenses                                                               38

Section 22.             Indemnification                                                                  39

Section 23.             Successors                                                                       40

Section 24.             Termination                                                                      40

Section 25.             Governing Law                                                                    40

Section 26.             Benefits of this Agreement                                                       40

Section 27.             Counterparts                                                                     41

Section 28.             Amendments; Waiver                                                               41

Section 29.             Waiver of Jury Trial                                                             41

Section 30.             Jurisdiction                                                                     41

Section 31.             Specific Performance                                                             42

Section 32.             Confidentiality                                                                  42

Section 33.             Entire Agreement                                                                 43

Exhibit A               Form of Warrant Certificate
Exhibit B               Preemptive Rights, Options, Warrants, Rights of
                          Conversion and Purchase, etc.
Exhibit C               Agreements Regarding Voting, Sale or Transfer
Exhibit D               Registration Rights
Exhibit E               Transactions with Affiliates

                           WARRANT PURCHASE AGREEMENT
                           --------------------------


                 THIS WARRANT PURCHASE AGREEMENT (this "AGREEMENT") is made and entered into as of March 15, 1996 by and between PHONETEL TECHNOLOGIES, INC., an Ohio corporation (the "COMPANY"), INTERNATIONALE NEDERLANDEN (U.S.) CAPITAL CORPORATION, a Delaware corporation ("ING") and CERBERUS PARTNERS, L.P., a Delaware limited partnership ("CERBERUS") (ING and Cerberus, each the "PURCHASER", and collectively, the "PURCHASERS").


                              W I T N E S S E T H:
                              --------------------

RECITALS:
- ---------
                 A. Simultaneously herewith, the Purchasers are entering into a Credit Agreement, dated of even date herewith, among the Company, the Purchasers and various other lenders that may become parties thereto (the "LENDERS") and ING in its capacity as Agent for the Lenders;

                 B. It is a condition precedent to the initial extensions of credit by the Purchasers to the Company contemplated by the Credit Agreement that the Company agree to issue to the Purchasers Warrants initially exercisable for 204,824 shares of Series A Special Convertible Preferred Stock, par value $.20 per share, of the Company; and

                 C. The Purchasers and the Company desire to set forth in this Agreement the terms and provisions of the Warrants and the conditions to the issuance and sale thereof to the Purchasers;

                 NOW, THEREFORE, in consideration of the premises and the agreements herein set forth and to induce the Purchasers to proceed with the transactions contemplated by the Credit Agreement, the parties hereto, intending to be legally bound, hereby agree as follows:

                 SECTION 1.  Definitions.
                             -----------

                 (a) DEFINED TERMS. Capitalized terms appearing herein and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement (irrespective of whether the Credit Agreement is in effect or has been terminated). The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings:

                 "ACQUISITION" means the acquisition by the Company or any of its Subsidiaries of Telephones or rights to manage or service Telephones, whether by acquisition of an operating division or business unit or assets of another Person, by acquisition of shares in another Person, by merger or consolidation with another Person, by acquisition from a vendor or otherwise.

                 "ADDITIONAL PUT EVENT" means any of the following:
(a) any representation or warranty of the Company under this Agreement or any other Warrant Document or under the Credit Document or any other Loan Document is or shall be incorrect when made in any material respect; (b) the Company shall default in the due performance and observance of any of its obligations under any Warrant Document; (c) an Event of Default shall have occurred due to a default by the Company in the payment of any amount or other obligation due under the Loan Documents or any other material Event of Default shall have occurred under the Loan Documents; (d) a merger or consolidation of the Company with or into any other Person (other than (i) a Permitted Merger, and (ii) a merger with or into a corporation unaffiliated with the Company if 80% of the assets of such corporation are directly related to the operation of Telephones and 80% of the revenues of such corporation are derived directly from the operation of Telephones) or any acquisition of the Company by means of a share exchange; and (e) a Change of Control.

                 "AFFILIATE" of any Person means any other Person which, directly or indirectly, controls or is controlled by or under common control with such Person (excluding any trustee under, or any committee with responsibility for administering, any Plan). A Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly, power

                 (a) to vote 5% or more of the securities having ordinary voting power for the election of directors of such Person; or

                 (b) to direct or cause the direction of the management or policies of such Person whether by contract or otherwise;

PROVIDED THAT ING and Cerberus shall not be deemed to be an Affiliate of the Company hereunder.

                 "AGENT" is defined in RECITAL A.

                 "AGREEMENT" means this Warrant Purchase Agreement as in effect on the date hereof and as hereafter amended, supplemented, restated or otherwise modified.

                 "APPROVAL" means each and every approval, consent, filing and registration by or with any federal, state or other regulatory authority (domestic or foreign) necessary to authorize or permit the execution, delivery or performance of this Agreement or any other Warrant Document, or for the validity or enforceability thereof.

                 "AUTHORIZED OFFICER" means, relative to the Company, those of the Company's officers whose signatures and incumbency shall have been certified to the Agent and the Lenders pursuant to SECTION 4.1.(A)(II) of the Credit Agreement.

                 "BELOW MARKET DILUTION SHARES" shall mean, in connection with the issuance of any shares of Common Stock pursuant to an acquisition at a price below the Fair Market Value per Share, the product of (i) the quotient of
(A) the Fair Market Value per Share on the date of issuance minus the price per share of Common Stock issued in connection with such acquisition, divided by
(B) such Fair Market Value per Share, times (ii) the number of shares of Common Stock so issued.

                 "BUSINESS DAY" means any day which is neither a Saturday or Sunday nor a legal holiday on which banks are authorized or required to be closed in New York, New York.

                 "CASH EQUIVALENT INVESTMENT" means, at any time:

                 (a) any direct obligation issued or guaranteed by the United States of America or any agency or instrumentality thereof and backed by the full faith and credit of the United States of America, or issued by any state or political subdivision or public instrumentality thereof, (i) which has a remaining maturity at the time of purchase of not more than six months or
(ii) which is subject to a repurchase agreement with any Lender or any Eligible Lending Institution exercisable within six months from the time of purchase so long as such direct obligation remains in the possession of the Company or in the possession of any Lender and (iii) which, in the case of obligations of any state or political subdivision or public instrumentality thereof, is rated A or better by Moody's Investors Service, Inc.;

                 (b) certificates of deposit, time deposits, demand deposits and bankers' acceptances, having a remaining maturity at the time of purchase of not more than six months, issued by any Lender or by any Eligible Lending Institution;

                 (c) corporate obligations rated Prime-1 by Moody's Investors Service, Inc. or A-1 by Standard & Poor's Corporation, having a remaining maturity at the time of purchase of not more than one (1) year; and

                 (d) shares of funds registered under the Investment Company Act of 1940, as amended, having assets of at least $100,000,000 which invest only in obligations described above and which shares are rated by Moody's Investors Service, Inc. or Standard & Poor's Corporation in one of the two highest rating categories assigned by such agencies for obligations of such nature.

                 "CERTIFICATE OF AMENDMENT" means the Certificate of Amendment to the Articles of Incorporation of the Company filed with the Secretary of State of Ohio on March 13, 1996 relating to the Series A Special Preferred Stock.

                 "CHANGE OF CONTROL" means the occurrence of any of the foregoing: (a) any Person or group of Persons shall have acquired beneficial ownership of more than 25% of the outstanding Stock of the Company (within the meaning of Section 13(d) or 14(d) of the Securities and Exchange Act of 1934, as amended, and the applicable rules and regulations thereunder) other than as a result of the issuance by the Company of Notes pursuant to the Credit Agreement or the conversion thereof or of the exercise of the Warrants; (b) during any period of 12 consecutive months (whether commencing before or after the Closing Date), individuals who on the first day of such period were directors of the Company (together with any replacement or additional directors who are nominated or elected by a majority of directors then in office) cease to constitute a majority of the Board of Directors of the Company; (c) the failure of Graf to be the Chairman of the Board of Directors of the Company and to be actively involved in the management of the Company; or (d) the failure of Graf to own, beneficially and of record, 70% of the shares of Stock owned by Graf on the Closing Date.

                 "CLOSING" means the closing of the sale and purchase of the Warrants as contemplated hereby.

                 "CLOSING DATE" means the date of the Closing.

                 "COMMON STOCK" means shares now or hereafter authorized of any class of common stock of the Company and any other capital stock of the Company, however designated, that has the right (subject to any prior rights of any other class or series of Stock) to participate in any distribution of the assets upon voluntary or involuntary liquidation, dissolution or winding up of the Company and in the earnings of the Company without limit as to per share amount, and shall include, without limitation, the presently authorized 22,250,000 shares of Common Stock, $0.01 par value per share of the Company. "Common Stock" shall not include preferred or special stock.

                 "COMPANY" is defined in the preamble to this Agreement.

                 "CONFIDENTIAL INFORMATION" is defined in SECTION 32.

                 "CONTRACT VALUE PER SHARE" means the value determined in accordance with paragraphs (i), (ii) and (iii) below and shall equal the highest number yielded by such determination:

                 (i) The Contract Value per Share determined pursuant to this paragraph (i) shall be an amount equal to the average of the Quoted Prices for Common Stock for the thirty (30) consecutive trading days commencing forty-five (45) trading days before the date of determination.

                (ii) The Contract Value per Share determined pursuant to this paragraph (ii) shall equal the quotient of (A) five (5.0) times EBITDA, MINUS (1) the outstanding principal amount of Funded Indebtedness as of the last day of the fiscal month ending immediately prior to the date of determination, PLUS (2) cash and Cash Equivalent Investments on the balance sheet of the Company and its Subsidiaries as of the last day of the fiscal month ending immediately prior to the date of determination, all determined in accordance with GAAP, DIVIDED BY (B) the sum of (1) the number of shares of Common Stock outstanding on the date of determination, PLUS (2) the number of Warrant Shares purchasable and receivable upon exercise of the rights represented by the Warrant Certificates as of the date of determination.

               (iii) If (but only if) the Company is not a Public Company, the Contract Value per Share determined pursuant to this paragraph (iii) shall be the quotient of (A) the fair market value of the Company and its Subsidiaries taken as a whole on the date of determination, taking into account all the factors relevant thereto, including, without limitation, the price that could be obtained from an arms'-length sale without time constraints of (1) all or substantially all of the assets of the Company and the Subsidiaries subject to or after satisfaction of all liabilities of the Company and the Subsidiaries, excluding any tax or other liabilities incurred in connection with such sale or (2) all of the Stock of the Company, whether by stock sale, merger, consolidation or otherwise, DIVIDED BY (B) the sum (1) the number of fully vested shares of Stock on the date of determination, PLUS (2) the number of Warrant Shares purchasable and receivable upon exercise of the rights represented by the Warrant Certificates as of the date of determination. In no event shall the Contract Value per Share determined pursuant to this paragraph
(iii) be reduced or discounted on the basis that any securities to be valued on the basis of such Contract Value per Share may represent the right to acquire a minority interest in the Company or may not be freely transferable under federal or state securities laws, or for any other reason. In any circumstances in which the Contract Value per Share is to be determined pursuant to this paragraph (iii), the Company shall give to the Holder (or, if such determination affects less than all of the Holders, to the Holders so affected) written notice of the proposed Contract Value per Share, as determined in good faith by the Board of Directors of the Company. If, within thirty (30) days after the date such notice is given, the Company and the Required Holders agree upon the Contract Value per Share then the Contract
Value per Share for purposes of this paragraph (iii) shall be as so agreed. If the Required Holders and the Company do not agree upon such Contract Value per Share within such 30-day period, then the Required Holders and the Company shall appoint a recognized investment banking firm of national reputation, reasonably acceptable to the Required Holders and the Company. If the Company and the Required Holders cannot agree on the appointment of a mutually acceptable investment banking firm, or if the firm so appointed declines or fails to serve, then the Required Holders and the Company shall each choose one such investment banking firm and the respective firms so chosen shall appoint another recognized investment banking firm of national reputation. The investment banking firm so selected shall appraise the value of the Company for the purposes of this paragraph (iii), and such investment banking firm shall make such appraisal (which shall be in the form of a written report signed by such investment banking firm), and, for the purposes of determining the Contract Value per Share pursuant to this paragraph (iii), such appraised value of the Company determined as herein provided shall be final and conclusive and binding on the Company and the Holders. All costs of appraisals shall be borne by the Company.

                 "CONVERSION RATE" is defined in subparagraph (1)(iv) of the Certificate of Amendment.

                 "CONVERTIBLE SECURITIES" is defined in subparagraph (l)(vii)
(C) of the Certificate of Amendment.

                 "CREDIT AGREEMENT" means the Credit Agreement, dated of even date herewith, among the Company, the Purchasers and various other Lenders that may become parties thereto and ING as Agent for the Lenders, as in effect on the date hereof and as hereafter amended, supplemented, restated or otherwise modified.

                 "EBITDA" means the net income of the Company and its Subsidiaries, reported on a consolidated basis for the twelve-month period immediately preceding the month of the date of determination, adjusted by adding thereto the amount of all interest expense, depreciation, amortization of intangible assets and other non-cash charges (to the extent deducted in computing net income for such period) and taxes incurred, if any, that were deducted in computing net income for such period, all determined in accordance with GAAP as in effect on the Closing Date, but excluding the effect of the accretion of the right to put Warrant Securities pursuant to this Agreement and any original issue discount on the issuance of the Warrants; PROVIDED, HOWEVER that if the Company or any of its Subsidiaries has effected an Acquisition during such twelve-month period, EBITDA shall be calculated giving PRO FORMA effect to such Acquisition as if such Acquisition was consummated (and any Funded Indebtedness incurred in connection therewith was incurred) on the first day of such period. In giving PRO FORMA effect to any Acquisition, EBITDA with respect to Telephones acquired pursuant to such Acquisition shall be based upon the Company's projected EBITDA with respect to such Telephones for the 12-month period commencing with the month immediately following such Acquisition as determined in good faith by the Board of Directors of the Company, but in any event EBITDA shall be deemed to be not less than $600 per Telephone acquired pursuant to such Acquisition. In giving PRO FORMA effect to any Funded Indebtedness incurred in connection with an Acquisition, interest attributable to Funded Indebtedness bearing a floating rate of interest shall be computed as if the rate in effect on the date of determination had been the applicable rate for the entire period.

                 "ELIGIBLE LENDING INSTITUTION" means a financial institution having a branch or office in the United States and having capital and surplus and undivided profits aggregating at least $100,000,000 and whose long-term debt securities are rated Prime-1 or better by Moody's Investor Service, Inc. or A-1 or better by Standard & Poor's Corporation.

                 "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended or otherwise modified from time to time.

                 "EXERCISE PRICE" means $0.20 per Warrant Share, as adjusted as herein provided.

                 "FAIR MARKET VALUE PER SHARE" means the fair market value of a share of Common Stock as determined in accordance with subparagraph
(l)(vii)(H) of the Certificate of Amendment.

                 "FISCAL QUARTER" means any quarter of a Fiscal Year.

                 "FISCAL YEAR" means each twelve month accounting period of the Company which ends on December 31; references to a Fiscal Year with a number corresponding to any calendar year (E.G., the "1996 Fiscal Year") refer to the Fiscal Year in which the majority of days in such Fiscal Year occur.

                 "FUNDED INDEBTEDNESS" means (i) the indebtedness under the Credit Agreement, and (ii) all other indebtedness of the Company and its Subsidiaries which matures more than one year from the date of its creation or matures within one year from such date but is renewable or extendable, at the option of the Company or any of its Subsidiaries, to a date more than one year from such date or arises under an agreement which obligates the lender or lenders to extend credit during a period of more than one year from such date.

                 "GAAP" means generally accepted accounting principles in effect from time to time in the United States.

                 "GOVERNMENTAL AUTHORITY" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                 "GRAF" means Peter G. Graf.

                 "HOLDERS" means, collectively, the Purchasers and any subsequent registered holders, from time to time, of Warrant Securities.

                 "INDEMNIFIED LIABILITIES" is defined in SECTION 22.

                 "INDEMNIFIED PARTIES" is defined in SECTION 22.

                 "LEGALLY AVAILABLE FUNDS" means, with respect to any purchase of Warrant Securities pursuant to SECTION 19(A), the amount of funds of the Company legally available therefor under the corporate laws under which the Company is organized and existing.

                 "LENDER" is defined in RECITAL A.

                 "LIEN" means any mortgage, pledge, hypothecation, assignment, charge, deposit arrangement, encumbrance, lien (statutory or other), adverse claim (i.e., a claim that a transfer was or would be wrongful or that a particular adverse person is the owner or has an interest in property), security agreement or other arrangement of any kind or nature whatsoever that entitles any creditor or obligee to be satisfied from any or all of the assets of a debtor or obligor prior to the satisfaction of any claims of any other creditor or obligee (including any conditional sale or other title retention agreement, any financing lease involving substantially the same economic effect as any of the foregoing and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction).

                 "LOAN" means, collectively, the Revolving Loans and the Term Loan made by the Lenders to the Company pursuant to SECTION 2.1 of the Credit Agreement.

                 "OBLIGATIONS" means all obligations of the Company with respect to the repayment or performance of any obligations (monetary or otherwise) of the Company arising under or in connection with the Credit Agreement, the "Notes" or the other "Loan Documents" (as such terms are defined in the Credit Agreement) and the Warrant Documents.

                 "ORGANIC DOCUMENT" means, relative to any Person, its articles or certificate of incorporation or certificate of limited partnership, its by-laws, partnership agreement or other organizational documents, and all stockholders agreements, voting trusts and similar arrangements applicable to any of its stock or partnership interests, in each case, as amended.

                 "PERMITTED MERGER" means the merger of the Company with and into a Delaware corporation for the sole purpose of changing the Company's state of incorporation to the State of Delaware, provided that (i) the shareholders of the surviving corporation immediately after such merger are the shareholders of the Company immediately prior to such merger, (ii) the number of authorized and issued and authorized and unissued shares, and the respective classes and series, of capital stock of the surviving corporation shall be the same as the number of authorized and issued and authorized and unissued shares, and the respective classes and series, of capital stock of the Company immediately prior to such merger, (iii) the voting powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations and restrictions of all classes and series of capital stock of the surviving corporation shall be identical to the voting powers, designations, preferences (including, without limitation, stated values and liquidation preferences) and relative, participating, optional or other special rights, and qualifications, limitations and restrictions of the respective classes and series of the capital stock of the Company as in effect immediately prior to such merger, (iv) the Holders shall have received (A) an assumption agreement in form and substance satisfactory to the Required Holders, duly executed by the surviving corporation and pursuant to which the surviving corporation shall expressly assume all of the obligations of the Company under this Agreement and the other Warrant Documents, and (B) such acknowledgments, certificates, instruments and legal opinions relating to such merger and assumption agreement as the Required Holders shall reasonably request, and (v) the provisions of
Section 203 of the Delaware General Corporation Law would not apply to the Company or any Holder, this Agreement, any of the other Warrant Documents or any of the Loan Documents or the authorization or the issuance of the Warrant Securities or any shares of capital stock to be issued pursuant to the Loan Documents.

                 "PERSON" means any natural person, corporation, partnership, limited liability company, firm, association, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.

                 "PREFERRED STOCK" means shares now or hereafter authorized of any class of capital stock of the Company other than Common Stock, and shall include, without limitation, the presently authorized 2,500,000 shares of Preferred Stock, $.01 par value, of which (i) 2,125 shares have been designated Preferred Stock, $100 par value, of which no shares are outstanding, (ii) 6,500 shares have been designated Convertible Preferred Stock, without par value, $100 stated value, cumulative and redeemable, of which no shares are outstanding, (iii) 3,880 shares have been designated Preferred Stock, without par value, $1,000 stated value, cumulative and redeemable, of which no shares are outstanding, (iv) 16,000 shares have been designated 8% Preferred Stock, without par value, $100 stated value, cumulative and redeemable, of which no shares are outstanding, (v) 2,500 shares have been designated 7% Convertible Preferred Stock, without par value, $100 stated value, cumulative and redeemable, of which no shares are outstanding, (vi) 550,000 shares have been designated 10% Preferred Stock, without par value, $10 stated value, cumulative, of which 530,534 shares are outstanding, (vii) 250,000 shares have been designated Series A Special Convertible Preferred Stock, $.20 par value, of which no shares are outstanding,
(viii) 250,000 shares have been designated Series B Special Convertible Preferred Stock, $.20 par value, of which no shares are outstanding, (ix) 200,000 shares have been designated 14% Convertible Preferred Stock, without par value, $60 stated value, of which 107,918 shares are outstanding and (x) 1,218,995 shares are undesignated and unissued.

                 "PROSPECTIVE PURCHASER" shall have the meaning set forth in
SECTION 19(D).

                 "PUBLIC COMPANY" means a company (i) which is subject to the reporting requirements of Section 15(d) of the Exchange Act, or (ii) any of whose securities are registered pursuant to Section 12(b) or 12(g) of the Exchange Act.

                 "PURCHASE PRICE" is the amount payable to each Holder for such Holder's Warrant Securities, as calculated in accordance with SECTION 19(A).

                 "PUT CLOSING DATE" is defined in SECTION 19(B).

                 "PUT NOTICE" is the written notice to the Company specifying the number and type of Warrant Securities with respect to which the Put Right is being exercised.

                 "PUT RIGHT" is the right of each Holder to require that the Company purchase all or any portion of the Warrant Securities then owned by such Holder.

                 "QUOTED PRICE" of Common Stock for each day means the last reported sales price of Common Stock on such day as reported by NASDAQ or, if Common Stock is listed on a national securities exchange, the last reported sales price of Common Stock on such exchange (which shall be for consolidated trading if applicable to such exchange) on such day, or if not so reported or listed, the average of the last reported bid and asked prices of Common Stock on such day, in each case as appropriately adjusted for any stock splits or reverse stock splits occurring after the Closing Date.

                 "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement, dated of even date herewith, between the Company and the Purchasers, as in effect on the date hereof and as hereafter amended, supplemented, restated or otherwise modified.

                 "REQUIRED HOLDERS" means Holders holding at least 66-2/3% of the Warrant Securities outstanding (treating all Warrants as fully exercised for the Warrant Shares to which Holders would be entitled upon exercise of such Warrants) or, if any matter affects the interest of less than all of the Holders, then Holders holding at least 66-2/3% of the Warrant Securities so affected, as the context may require.

                 "REQUIRED LENDERS" is defined in the Credit Agreement.

                 "RESTRICTION ON PURCHASE" exists if, at the time of a Closing,
(i) the purchase of such Warrant Securities would result in a default under or a breach of any Restrictive Provision (assuming that the covenants applicable to the Company at the end of the Fiscal Quarter in which such purchase is to occur were applicable on the date of such purchase), or (ii) the Company would not have sufficient Legally Available Funds to pay the Purchase Price for the Warrant Securities.

                 "RESTRICTIVE PROVISION" means any of the financial covenants contained in Section 6.2.4 or the negative covenants contained in Section 6.2.8 of the Credit Agreement, in each case as the same may be amended from time to time; PROVIDED, HOWEVER, that to the extent noncompliance with any such covenant as a result of the purchase by the Company of Warrant Securities is waived in accordance with Section 9.1 of the Credit Agreement such covenant shall not constitute a Restrictive Provision.

                 "SEC" means the Securities and Exchange Commission.

                 "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time.

                 "SECURITIES LEGEND" is defined in SECTION 10.

                 "SELLING HOLDER" is defined in SECTION 19(C).

                 "SELLING HOLDER NOTICE" is defined in SECTION 19(D).

                 "SELLING HOLDER OFFER" is defined in SECTION 19(D).

                 "SERIES A SPECIAL PREFERRED STOCK" means the 250,000 shares of Series A Special Convertible Preferred Stock of the Company, $.20 par value per share, authorized pursuant to the Certificate of Amendment, of which no shares are outstanding as of the Closing Date.

                 "SERIES B SPECIAL PREFERRED STOCK" means the 250,000 shares of Series B Special Convertible Preferred Stock of the Company, $.20 par value per share, authorized pursuant to the Certificate of Amendment, of which no shares are outstanding as of the Closing Date.

                 "STOCK" means any capital stock of the Company.

                 "SUBSIDIARY" of any corporation means any other corporation greater than 50% of the outstanding shares of capital stock of which having ordinary voting power for the election of directors is owned directly or indirectly by such corporation, and, except as otherwise indicated herein, references to Subsidiaries shall refer to Subsidiaries of the Company.

                 "SUBSTITUTE SECURITIES" is defined in SECTION 15(A).

                 "TELEPHONE" is defined in the Credit Agreement.

                 "TRANSFER AGENT" is defined in SECTION 14.

                 "WARRANT CERTIFICATES" means the certificates evidencing the Warrants in the form of EXHIBIT A.

                 "WARRANT DOCUMENTS" means, collectively, this Agreement, the Warrants, the Registration Rights Agreement and any other document, instrument or agreement executed or delivered in connection with any of the foregoing to which the Company is a party, but excluding the Credit Agreement and the other Loan Documents (as defined in the Credit Agreement).

                 "WARRANT SECURITIES" means, collectively, the Warrants and Warrant Shares.

                 "WARRANT SHARES" means the securities which a Holder may acquire upon exercise of a Warrant, together with any other securities which such Holder may acquire on account of any such securities, including, without limitation, as the result of the Series A Special Preferred Stock being converted into shares of Common Stock and/or any dividend or other distribution on Common Stock, any split-up of such Common Stock, or in accordance with a recapitalization, merger, consolidation, share exchange, reorganization or other transaction or series of related transactions in which shares of Common Stock are changed into or exchanged for securities of another corporation, or the exercise of any preemptive right (or the exercise or conversion of any security which such Holder may acquire in connection with the exercise of any preemptive right) with respect to any such Common Stock.

                 "WARRANTS" means the warrants referred to in RECITAL B evidenced by the Warrant Certificates, together with any warrants issued in substitution or replacement therefor.

                 (b) CROSS-REFERENCES. Unless otherwise specified, references in this Agreement to any Article or Section are references to such Article or Section of this Agreement, and unless otherwise specified, references in any Article, Section, or definition to any clause are references to such clause of such Section, Article or definition.

                 (c) GENDER; USAGE. Whenever used herein the singular number shall include the plural, the plural shall include the singular, and the use of any gender shall include all genders. The words "hereof," "herein" and "hereunder," and words of similar import, when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

                 SECTION 2.  PURCHASE AND SALE OF WARRANTS; CLOSING.

                 (a) Subject to the initial funding of the Loan, the Company hereby agrees to sell to each Purchaser and, subject to the provisions of
SECTION 4, each Purchaser hereby agrees to purchase from the Company, Warrants to purchase 2,048,224.5 shares of Series A Special Preferred Stock, for an aggregate purchase price of $1.00 and other good and valuable consideration, all of which shall be deemed to have been received by the Company upon the initial funding of the Loan under the Credit Agreement.

                 (b) The sale and purchase of the Warrants shall take place at the Closing at the offices of Skadden, Arps, Slate, Meagher & Flom, 919 Third Avenue, New York, New York 10022 at 10:00 a.m. on March 15, 1996 or such other place and time as may be agreed upon by the Purchasers and the Company. At the Closing, the Company will deliver to each Purchaser Warrant Certificates in the form of EXHIBIT A attached hereto evidencing the Warrants to be purchased by such Purchaser (in such denomination or denominations as such Purchaser may request and registered in its name or the name of its nominee), dated the Closing Date.

                 SECTION 3. INVESTMENT REPRESENTATIONS. Each Purchaser represents and warrants that it is purchasing the Warrants for its own account, for investment purposes and not with a view to the distribution thereof; PROVIDED, HOWEVER, that the foregoing representation shall not be construed as imposing any limitation on such Purchaser's right to transfer any of the Warrants that is not otherwise expressly set forth in the Warrant Documents or required under applicable law. Each Holder agrees that it will not, directly or indirectly, offer, transfer, sell, assign, pledge, hypothecate or otherwise dispose of any of the Warrant Securities (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of the Warrant Securities), except in compliance with the Securities Act. Each Holder agrees that it will not transfer, sell, assign, pledge, hypothecate or otherwise dispose of any of the Warrant Securities if any such disposition would cause the Company to be required to register any Warrant Securities pursuant to Section 12(g) of the Exchange Act.

                 SECTION 4. CONDITIONS PRECEDENT. The obligation of Purchasers to purchase the Warrants on the Closing Date pursuant to SECTION 2 hereof shall be subject to the prior or concurrent satisfaction of each of the conditions precedent set forth in this SECTION 4, except as the Purchasers shall otherwise consent:

                 (a) the accuracy of the representations set forth in this Agreement and in the other Warrant Documents in all material respects;

                 (b) the compliance by the Company in all material respects with all covenants and agreements required to be performed by it on or prior to the Closing;

                 (c) the satisfaction of all of the conditions precedent set forth in ARTICLE 4 of the Credit Agreement;

                 (d)      the initial funding of the Loan under the Credit
Agreement;

                 (e) each Purchaser's receipt of Warrant Certificates registered in such Purchaser's name (or in the name of a nominee of such Purchaser) evidencing the Warrants;

                 (f) the Purchasers' receipt of the Registration Rights Agreement with respect to the Warrants, in form and substance satisfactory to Purchasers, duly executed and delivered by the Company and dated the Closing Date;

                 (g) the Purchasers' receipt of a copy of the Company's certificate of incorporation, certified by the Secretary of State of Ohio as of a recent date;

                 (h) the Purchasers' receipt of a certificate of the secretary or an assistant secretary of the Company, together with true and correct copies of the resolutions of the Board of Directors authorizing or ratifying the execution, delivery and performance of this Agreement and the other Warrant Documents, and authorizing the creation and issuance of the Warrants and the Warrant Shares; and setting forth the names of the Authorized Officers of the Company executing this Agreement and the other Warrant Documents, together with a sample of the true signature of each such Authorized Officer;

                 (i) the Purchasers' receipt of certified copies of all documents evidencing any other necessary corporate action, consents and governmental approvals or filings (if any) with respect to this Agreement and the other Warrant Documents;

                 (j) the Purchasers' receipt of an opinion, dated the Closing Date, from Messrs. Skadden, Arps, Slate, Meagher & Flom, counsel to the Company, in form and substance satisfactory to each Purchaser and its counsel, and covering such matters as each Purchaser may reasonably request; and

                 (k) all proceedings taken in connection with the transactions contemplated by this Agreement and the other Warrant Documents shall be satisfactory in form and substance to each Purchaser and its counsel, and each Purchaser and its counsel shall have received copies (executed or certified as may be appropriate) of all documents, instruments and agreements which such Purchaser or its counsel may request in connection with the consummation of such transactions.

                 SECTION 5.  WARRANTIES, ETC.   In order to induce the
Purchasers to enter into this Agreement, to engage in the transactions contemplated herein and in the other Warrant Documents and to purchase the Warrants hereunder, the Company represents and warrants unto each Purchaser as set forth in this SECTION 5, each and all of which representations and warranties shall survive the execution and delivery of this Agreement and the Closing hereunder:

                 (a) CREDIT AGREEMENT WARRANTIES. Each of the representations and warranties of the Company set forth in the Credit Agreement is true and correct as of the date of this Agreement and will be true and correct as of the Closing Date.

                 (b) POWER, AUTHORITY, ETC. The Company has full power and authority to enter into and perform its obligations under this Agreement and each of the other Warrant Documents.

                 (c) DUE AUTHORIZATION. The Certificate of Amendment has been duly adopted pursuant to applicable law, has been duly filed with the Ohio Secretary of State and is in full force and effect. The execution and delivery by the Company of this Agreement and each of the other Warrant Documents, the performance by the Company of its obligations hereunder and thereunder and the issuance of the Warrant Securities by the Company have been duly authorized by all necessary corporate action, do not require any Approval (except those Approvals already obtained), do not and will not conflict with, result in any violation of, or constitute any default under, any provision of any Organic Document of the Company or any Subsidiary, any agreement or instrument to which the Company or any of its Subsidiaries is a party or by which it or any of its property is bound, or any law or governmental regulation or court decree or order and will not result in or require the creation or imposition of any Lien on any of the Company's or any Subsidiary's properties pursuant to the provisions of any such agreement or instrument. No vote (including any vote under the rules of any securities exchange or trading system or market on which any of the Company's securities are listed or traded) on the part of the stockholders of the Company is required to approve or authorize the Certificate of Amendment, any of the transactions contemplated by this Agreement, any of the other Warrant Documents or any of the Loan Documents or the authorization or the issuance of the Warrant Securities or any shares of capital stock to be issued pursuant to the Loan Documents. None of the transactions contemplated by this Agreement, any of the other Warrant Documents or any of the Loan Documents (including the issuance of the Warrant Securities or any shares of capital stock to be issued pursuant to the Loan Documents) will give rise to any payment or the acceleration of any obligation (whether with or without the passage of time or upon the occurrence of any event) to any director, officer or employee of the Company or any Subsidiary.

                 (d) ABSENCE OF TAKEOVER STATUTES. The Board of Directors of the Company has approved for purposes of Chapter 1704 of the Ohio Revised Code (Transactions Involving Interested Shareholders) the transactions contemplated by this Agreement, the other Warrant Documents and the Loan Documents and the issuance of the Warrant Securities and any shares of capital stock to be issued pursuant to the Loan Documents and upon conversion of any such shares. The provisions of Ohio Revised Code Section 1707.041 with respect to "control bids" as defined in Ohio Revised Code Section 1707.01(V)(1) do not apply to the transactions contemplated by the Warrant Agreement, the other Warrant Documents and the Loan Documents or the issuance of the Warrant Securities and any shares of Stock to be issued pursuant to the Loan Documents or upon conversion of such shares. No other "fair price," "moratorium," "control share acquisition," "business combination," "shareholder protection," or similar antitakeover statute will apply to any Holder as a result of this Agreement, any of the other Warrant Documents or any of the Loan Documents or the authorization or issuance of the Warrant Securities or any shares of capital stock to be issued pursuant to the Loan Documents. The Company is not a party to, and is not subject to, any rights plan, rights agreement or similar agreement, arrangement or understanding.

                 (e) COMMUNICATIONS ACT. None of the Company and its Subsidiaries holds any licenses or conducts any business which would result in the application of Section 310 of the Communications Act of 1934 as a result of this Agreement, any of the other Warrant Documents, or any of the Loan Documents or the authorization or issuance of the Warrant Securities or any shares of capital stock to be issued pursuant to the Loan Documents.

                 (f) VALIDITY, ETC. This Agreement constitutes, and each of the other Warrant Documents will upon the execution and delivery thereof constitute, the legal, valid and binding obligations of the Company enforceable in accordance with their respective terms, in each case subject to (i) the effect of any applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors' rights generally, and (ii) the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law).

                 (g) CAPITALIZATION AND OWNERSHIP OF THE COMPANY. The authorized capital stock of the Company consist of 22,500,000 shares of Common Stock, par value $0.01 per share, 2,780,017 of which will be outstanding on the Closing Date; 2,500,000 shares of Preferred Stock, $.01 par value, of which (i) 2,125 shares have been designated Preferred Stock, $100 par value, of which no shares will be outstanding on the Closing Date, (ii) 6,500 shares have been designated Convertible Preferred Stock, without par value, $100 stated value, cumulative and redeemable, of which no shares will be outstanding on the Closing Date, (iii) 3,880 shares have been designated Preferred Stock, without par value, $1,000 stated value, cumulative and redeemable, of which no shares will be outstanding on the Closing Date, (iv) 16,000 shares have been designated 8% Preferred Stock, without par value, $100 stated value, cumulative and redeemable, of which no shares will be outstanding on the Closing Date, (v) 2,500 shares have been designated 7% Convertible Preferred Stock, without par value, $100 stated value, cumulative and redeemable, of which no shares will be outstanding on the Closing Date, (vi) 550,000 shares have been designated 10% Preferred Stock, without par value, $10 stated value, cumulative, of which 530,534 shares will be outstanding on the Closing Date, (vii) 250,000 shares have been designated Series A Special Convertible Preferred Stock, $.20 par value, no shares of which will be outstanding on the Closing Date, (viii) 250,000 shares have been designated Series B Special Convertible Preferred Stock, $.20 par value, no shares of which will be outstanding on the Closing Date, (ix) 200,000 shares have been designated 14% Convertible Preferred Stock, without par value, $60 stated value, of which 107,918 shares will be outstanding on the Closing Date and (x) 1,218,995 shares are undesignated and unissued on the Closing Date. All outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable, and are not, and will not have been, issued in violation of any preemptive rights. Except as set forth in EXHIBIT B attached hereto, no issued, no authorized but unissued and no treasury shares of capital stock of the Company are subject to any preemptive right, option, warrant, right of conversion or purchase or any similar right issued or granted by the Company or, to the knowledge of the Company, by any of its shareholders. Except as set forth in the Organic Documents of the Company, in Section 19 of this Agreement, or on EXHIBIT C attached hereto, there are no agreements or understandings with respect to the voting, sale or transfer of any shares of stock of the Company to which the Company or any of its Subsidiaries is a party.

                 (h) AUTHORIZATION AND ISSUANCE OF WARRANTS. The issuance of the Warrants has been duly authorized and, upon delivery to the Purchasers of the Warrant Certificates therefor in accordance with the terms hereof, the Warrants will have been validly issued and fully paid and nonassessable, free and clear of all Liens and the issuance thereof will not give rise to any preemptive rights. The issuance of the shares of Series A Special Preferred Stock subject to the Warrants has been duly authorized and, when issued upon exercise of the Warrants, such shares will have been validly issued and will be fully paid and nonassessable and the issuance thereof will not give rise to any preemptive rights. The issuance of the shares of Common Stock issuable upon conversion of the Series A Special Preferred Stock has been duly authorized and, when issued upon conversion of the Series A Special

Preferred Stock, such shares will have been validly issued and will be fully paid and nonassessable and the issuance thereof will not give rise to any preemptive rights. 250,000 shares of Series A Special Preferred Stock have been duly reserved for issuance upon the exercise of the Warrants and 5,000,000 shares of Common Stock have been duly reserved for issuance upon the conversion of the Series A Special Preferred Stock. Except as set forth in the Registration Rights Agreement and as set forth on EXHIBIT D attached hereto, no Person has the right to demand or any other right to cause the Company to file any registration statement under the Securities Act relating to any securities of the Company or any right to participate in the any such registration.

                 (i) SECURITIES LAWS. In reliance on the investment representations contained in SECTION 3, the offer, issuance, sale and delivery of the Warrants to the Purchasers, as provided in this Agreement, and the issuance and delivery of Series A Special Preferred Stock upon the exercise of the Warrants by the Purchasers and the issuance and delivery of Common Stock to the Purchasers upon the conversion of the Series A Special Preferred Stock, are and will be exempt from the registration requirements of the Securities Act and all applicable state securities laws, as such laws are currently in effect.

                 (j) NO INTEGRATION OF ISSUE. Neither the Company nor any Person authorized or employed by the Company as agent, broker or otherwise in connection with the offering of the Warrants has offered the Warrants for sale to, or solicited any offers to buy the Warrants from, or otherwise approached or negotiated or communicated in respect thereof with, anyone other than Purchasers. Neither the Company nor any Person acting on behalf of the Company will sell or offer any class of securities to, or solicit any offers to buy any class of securities from, or otherwise approach, negotiate or communicate in respect thereof with, any Person so as to require the registration of the Warrants under the Securities Act or any applicable state securities laws.

                 SECTION 6. COVENANTS. The Company agrees with each Holder that, until the termination of this Agreement pursuant to SECTION 24 hereof, the Company will perform the obligations set forth in this SECTION 6:

                 (a) FINANCIAL AND BUSINESS INFORMATION. At any time during which the Company is not a Public Company, the Company will furnish, or will cause to be furnished, to each Holder copies of the following financial statements, reports and information:

                             (i) promptly when available and in any event within ninety (90) days after the close of each Fiscal Year, a consolidated and consolidating balance sheet at the close of such Fiscal Year, and related consolidated and consolidating statements of operations, retained
                                      18
                 earnings, and cash flows for such Fiscal Year, of the Company and its Subsidiaries (with comparable information at the close of and for the prior Fiscal Year), certified (in the case of consolidated statements) without qualification by Price Waterhouse LLP or other independent public accountants reasonably satisfactory to the Required Holders, together with a report containing a description of projected business prospects (including capital expenditures) and management's discussion and analysis of financial condition and results of operation of the Company and its Subsidiaries;

                              (ii)         at any time during which any
                 indebtedness shall be outstanding under the Credit Agreement, promptly when available but in any event within thirty (30) days after the close of each calendar month of each Fiscal Year, consolidated and consolidating balance sheets at the close of such month, and consolidated and consolidating statements of operations, retained earnings, and cash flows for such month and for the period commencing at the close of the previous Fiscal Year and ending with the close of such month, of the Company and its Subsidiaries (with comparable information at the close of and for the corresponding month of the prior Fiscal Year and for the corresponding portion of such prior Fiscal Year), certified by the Chief Financial Officer of the Company, together with a description of projected business prospects (including capital expenditures) and a brief report containing management's discussion and analysis of the financial condition and results of operations of the Company and its Subsidiaries (including a discussion and analysis of any changes compared to prior results);

                             (iii)         at any time during which all
                 outstanding indebtedness under the Credit Agreement shall have been repaid in full, promptly when available and in any event within forty-five (45) days after the close of each Fiscal Quarter of each Fiscal Year, consolidated and consolidating balance sheets at the close of such quarter, and consolidated and consolidating statements of operations, retained earnings, and cash flows for such quarter and for the period commencing at the close of the previous Fiscal Year and ending with the close of such Fiscal Quarter, of the Company and its Subsidiaries (with comparable information at the close of and for the corresponding Fiscal Quarter of the prior Fiscal Year and for the corresponding portion of such prior Fiscal Year), certified by the Chief Financial Officer of the Company, together with a description of projected business prospects (including capital expenditures) and a report containing management's discussion and analysis of the financial condition and results of operations of the Company and its Subsidiaries (including a discussion and analysis of any changes compared to prior results); and

                             (iv) promptly upon the sending or filing thereof,
                 copies of all reports that the Company sends to its security holders generally.

                 (b) ISSUANCE OF ADDITIONAL WARRANTS. Within 10 days following the first date on which the aggregate principal amount of the Revolving B Loans exceeds $1,500,000, the Company shall issue to the Lenders, ratably in accordance with such Lenders' Revolving Percentages on such date, additional Warrants to purchase shares of Series A Special Preferred Stock which are convertible into 0.31% of the outstanding common stock of the Company on a fully-diluted basis as of the Closing Date (but without taking into account the Term Notes or other the Series B Special Preferred Stock), for an aggregate purchase price of $1.00 and other good and valuable consideration, and the Company shall deliver to each Lender Warrant Certificates in the form of EXHIBIT A attached hereto evidencing the Warrants to be issued to such Lenders (in such denomination or denominations as such Lenders may request and registered in its name or the name of its nominee), dated the date of such issuance.

                 (c) MAINTENANCE OF CORPORATE EXISTENCES, ETC. The Company will cause to be done at all times all things necessary to maintain and preserve the corporate existences of the Company and its Subsidiaries.

                 (d) MAINTENANCE OF BOOKS AND RECORDS. The Company will, and will cause each Subsidiary to, keep books and records reflecting all of its business affairs and transactions in accordance with GAAP.

                 (e) INCONSISTENT AGREEMENTS. The Company will not, and will not permit any Subsidiary to, enter into any agreement containing any provision which would be violated or breached by the issuance of the Warrants or the Warrant Shares or by the performance by the Company or any Subsidiary of its obligations under this Agreement or under any other Warrant Documents.

                 (f) ORGANIC DOCUMENTS. So long as any Warrant Securities are outstanding, the Company's certificate of incorporation shall contain the provisions regarding the Series A Special Preferred Stock set forth in its Organic Documents as constituted on the date hereof. The Company shall not permit to occur any amendment, alteration or modification to its Organic Documents, as constituted on the date hereof, the effect of which, in the Purchasers' or the Required Holders' reasonable judgment, would be to impair or adversely affect either the rights and benefits of Purchasers or the Holders or the duties and obligations of the Company under this Agreement and the other Warrant
                                      20

Documents. The Company shall not adopt or enter into any rights plan, rights agreement, or similar arrangement or understanding.

                 (g) TRANSACTIONS WITH AFFILIATES. Except as set forth on EXHIBIT E, the Company will not, and will not permit any Subsidiary to, enter into, or cause, suffer or permit to exist:

                 (i) any management contract or agreement, consulting agreement or arrangement, contract or arrangement relating to the allocation of revenues or expenses or similar contract or arrangement requiring any payments to be made by the Company or any of its Subsidiaries to any Affiliate, other than any arrangement solely among the Company and its wholly-owned Subsidiaries; and

                (ii) any other transaction, arrangement or contract with any of its Affiliates which is on terms which are less favorable than are obtainable in a transaction from any Person which is not one of its Affiliates.

                          (h) ISSUANCE OF ADDITIONAL RIGHTS, OPTIONS AND WARRANTS. The Company will not issue any rights, options or warrants to subscribe for or purchase or otherwise acquire Common Stock or Convertible Securities, whether or not the right to exercise such rights, options or warrants or to convert or exchange such Convertible Securities is immediately exercisable or is conditioned upon the passage of time, an occurrence or non-occurrence of some other event, or both; PROVIDED, HOWEVER, that:

                 (i) the Company may issue any such rights, options or warrants to members of management of the Company (other than Graf) pursuant to a management incentive plan approved by the Company's
         Board of Directors provided (x) any such rights, options or warrants granted pursuant to any such plan are granted in respect of any fiscal year only upon meeting the Projections (as defined in the Loan Documents) for such fiscal year and (y) the aggregate amount of Common Stock for which any such rights, options or warrants may be exercised, when taken together with the aggregate amount of any Below Market Dilution Shares, shall not exceed 10% of the outstanding Common Stock of the Company as of the Closing Date, and (z) such rights, options or warrants granted in respect of any single fiscal year shall not represent more than 50% of the maximum number of rights, options or warrants that may be granted pursuant to such plan; and

                 (ii) subject to the Company's obligations under subparagraph
         (1)(vii) of the Certificate of Amendment, the Company may issue rights, options or warrants to purchase Common Stock to Graf.

                 (i) PREFERRED STOCK. The Company will not declare, pay or make any dividend or distribution, in cash, property or obligations, on any shares of Preferred Stock issued and outstanding as of the Closing Date (including, without limitation, dividends or distributions by issuance of shares of Stock or by accretion to the liquidation preference or stated value of such Preferred Stock), except such dividends and distributions as accrue and cumulate in accordance with the terms of such Preferred Stock as in effect on the Closing Date. The Company will not apply, or permit any Subsidiary to apply, any of its funds, properties or assets to the purchase, redemption, sinking fund or other retirement of any shares of Preferred Stock issued and outstanding as of the Closing Date, or make any deposit for any of the foregoing, except that the Company may purchase or redeem such Preferred Stock at such times as are required in accordance with the terms of such Preferred Stock as in effect on the Closing Date and at a purchase or redemption price not to exceed the stated value of such Preferred Stock plus accrued and unpaid dividends (to the extent not added to the stated value thereof). The Company will not issue any Preferred Stock having a stated value or liquidation preference in excess of the issue price therefor. The Company will not effect a conversion or exchange of any shares of Preferred Stock issued and outstanding as of the Closing Date for other securities of the Company except that the Company may convert such Preferred Stock into Common Stock in accordance with the terms of such Preferred Stock as in effect on the Closing Date.

                 (j) ANTITAKEOVER STATUTES. The Company shall take all action necessary to avoid the application of any "fair price," "moratorium," "control share acquisition," "business combination," "shareholder protection" or similar antitakeover statute to the transactions contemplated by this Agreement, any of the other Warrant Documents or any of the Loan Documents (including the issuance of the Warrant Securities or any shares of capital stock to be issued pursuant to the Loan Documents).

                 (k) REDEMPTIONS; EXTRAORDINARY DIVIDENDS. The Company (i) shall not redeem, purchase or otherwise retire any Stock or any rights, options or warrants to subscribe for or purchase any Stock, and (ii) shall not declare or pay any extraordinary dividend or distribution on any shares of Stock.

                 (l) FCC LICENSES. Neither the Company nor any of its Subsidiaries will acquire any licenses or conduct any business which would result in the application of Section 310 of the Communications Act of 1934 (or any similar provision) as a result of this Agreement, any of the other Warrant Documents, or any of the Loan Documents or the authorization or issuance of the Warrant Securities or any shares of capital stock to be issued pursuant to the Loan Documents.

                 (m) GOVERNMENTAL APPROVALS. The Company will, and will cooperate with the Holders to, secure all necessary consents, approvals, authorizations and exemptions from all governmental authorities (including the making of all filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act")) in connection with the exercise of the Warrants, the issuance of shares of Series A Special Preferred Stock upon exercise of the Warrants and the issuance of shares of Common Stock upon the conversion of such shares of Series A Special Preferred Stock. The Company shall be responsible for all filing fees and other expenses with respect to all filings under the HSR Act in connection with the foregoing.

                 (n) ISSUANCES OF SHARES. The Company will not issue any shares of Series A Special Preferred Stock other than pursuant to the exercise of the Warrants or Series B Special Preferred Stock other than pursuant to the conversion of the Term Notes.

                 SECTION 7. WARRANT CERTIFICATES. The Warrant Certificates to be delivered pursuant to this Agreement shall be in registered form only and shall be in the form set forth as EXHIBIT A attached hereto.

                 SECTION 8. EXECUTION OF WARRANT CERTIFICATES. Warrant Certificates shall be signed on behalf of the Company by its Chairman of the Board or its President or a Vice President and by its Secretary or an Assistant Secretary under its corporate seal. Each such signature upon the Warrant Certificates may be in the form of a facsimile signature of the Chairman of the Board, President, Vice President, Secretary or Assistant Secretary and may be printed or otherwise reproduced on the Warrant Certificates and for that purpose the Company may adopt and use the facsimile signature of any person who shall have been Chairman of the Board, President, Vice President, Secretary or Assistant Secretary, notwithstanding the fact that at the time the Warrant Certificates shall be delivered or disposed of such person shall have ceased to hold such office. The seal of the Company may be in the form of a facsimile thereof and may be impressed, affixed, imprinted or otherwise reproduced on the Warrant Certificates.

                 In case any officer of the Company who shall have signed any of the Warrant Certificates shall cease to be such officer before the Warrant Certificates so signed shall have been disposed of by the Company, such Warrant Certificates nevertheless may be delivered or disposed of as though such person had not ceased to be such officer of the Company; and any Warrant Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Warrant Certificate, shall be a proper officer of the Company to sign such Warrant Certificate although at the date of the execution of this Agreement such person was not such an officer.

                 SECTION 9. REGISTRATION. The Company shall number and register the Warrant Certificates in a register as they are issued. The Company may deem and treat the registered holder(s) of the Warrant Certificates as the absolute owner(s) thereof (notwithstanding any notation of ownership or other writing thereon made by anyone) for all purposes and shall not be affected by any notice to the contrary.

                 SECTION 10. REGISTRATION OF TRANSFERS AND EXCHANGES. The Company shall from time to time register the transfer of any outstanding
Warrant Certificates in a Warrant register to be maintained by the Company upon surrender of such Warrant Certificates accompanied by a written instrument or instruments of transfer in form reasonably satisfactory to the Company, duly executed by the registered Holder or Holders thereof or by the duly appointed legal representative thereof or by a duly authorized attorney. Upon any such registration of transfer, a new Warrant Certificate shall be issued to the transferee(s) and the surrendered Warrant Certificate shall be cancelled and disposed of by the Company. The Company agrees that it will make the Warrant register available for inspection by the Holders during normal business hours at its office and that the Holders may rely on the Warrant register for purposes of complying with the preceding sentence.

                 The Warrants shall be transferable in whole or in part and, in the event that a Warrant Certificate is transferred in respect of fewer than all the Warrants evidenced by the Warrant Certificate, a new Warrant Certificate evidencing the remaining Warrant or Warrants will be issued and delivered pursuant to the provisions of this SECTION 10 and of SECTION 8.

                 If such transfer of Warrants is not made pursuant to an effective registration statement under the Securities Act, the Holder will, if reasonably requested by the Company, deliver to the Company an opinion of counsel, which may be counsel to the Holder but which counsel must be reasonably satisfactory to the Company (provided that King & Spalding and Lowenstein, Sandler, Kohl, Fisher & Boylan shall be deemed reasonably satisfactory), reasonably satisfactory in form, scope and substance to the Company, that the Warrants may be sold without registration under the Securities Act, as well as:

                          (1)     an investment covenant reasonably
satisfactory to the Company signed by the proposed transferee (except that no such covenant will be required in connection with a transfer effected in accordance with Rule 144A under the Securities Act); and

                          (2)     an agreement by such transferee to the
impression of the restrictive legends set forth below on the Warrant
Certificate.

                 The Holders agree that each Warrant Certificate and each certificate representing Warrant Shares will bear the following legend (the "SECURITIES LEGEND"):


                           "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS.
                           SAID SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION, OR AN OPINION OF COUNSEL (WHICH MAY BE COUNSEL TO THE HOLDER) AS TO AN EXEMPTION, FROM THE REGISTRATION PROVISIONS OF SAID ACT OR LAWS."

Notwithstanding the foregoing provisions of this SECTION 10, the restrictions upon the transferability of the Warrant Certificates and the Securities Legend requirement set forth above in this SECTION 10 shall terminate as to any of the Warrant Securities (i) when and so long as such Warrant Security shall have been effectively registered under the Securities Act and disposed of pursuant thereto or (ii) when the Company shall have received an opinion of counsel reasonably satisfactory to it that such Securities Legend is not required in order to ensure compliance with the Securities Act. Whenever the restrictions imposed by this SECTION 10 shall terminate as to any Warrant Security, as hereinabove provided, the Holder thereof shall be entitled to receive from the Company, at the expense of the Company, a new Warrant Certificate or certificate for Warrant Shares bearing the following legend in place of the Securities Legend set forth above:

                          "THE RESTRICTIONS ON TRANSFERABILITY OF THE
                          SECURITIES REPRESENTED BY THIS CERTIFICATE TERMINATED ON ______________, 19__, AND ARE OF NO FURTHER FORCE AND EFFECT."

                 The Holders further agree that each Warrant Certificate and each certificate representing Warrant Shares will bear the following legend:

                          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF A WARRANT PURCHASE
                          AGREEMENT, DATED AS OF MARCH 15, 1996, BETWEEN PHONETEL TECHNOLOGIES, INC. (THE "COMPANY") AND INTERNATIONALE NEDERLANDEN (U.S.) CAPITAL CORPORATION ("ING") AND CERBERUS PARTNERS, L.P. ("CERBERUS"), AND A REGISTRATION RIGHTS AGREEMENT, DATED AS OF MARCH 15, 1996, AMONG THE COMPANY, ING

                          AND CERBERUS, COPIES OF EACH OF WHICH ARE ON
                          FILE AT THE MAIN OFFICE OF THE COMPANY. ANY SALE OR TRANSFER OF THE SECURITIES EVIDENCED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS OF THOSE AGREEMENTS AND ANY SALE OR TRANSFER OF SUCH SECURITIES IN VIOLATION OF SAID AGREEMENTS SHALL BE INVALID."

                 Warrant Certificates may be exchanged at the option of the Holder(s) thereof when surrendered to the Company at its office for another Warrant Certificate or other Warrant Certificates of like tenor and representing in the aggregate a like number of Warrants, including, without limitation, upon an adjustment in the Exercise Price or in the number of Warrant Shares purchasable upon exercise of the Warrants. Warrant Certificates surrendered for exchange shall be cancelled and disposed of by the Company.

                 SECTION 11. WARRANTS; EXERCISE OF WARRANTS. Subject to the terms of this Agreement, each Holder shall have the right, which may be exercised at any time or from time to time prior to April 1, 2006, to receive from the Company the number of fully paid and nonassessable Warrant Shares which such Holder may at the time be entitled to receive on exercise of all or any part of the Warrants and payment of the Exercise Price then in effect for such Warrant Shares.

                 A Warrant may be exercised upon surrender to the Company at its office designated for such purpose (the address of which is set forth in SECTION 20) of the certificate or certificates evidencing the Warrants to be exercised with the form of election to purchase attached thereto properly completed and signed, upon payment to the Company of the Exercise Price for the number of Warrant Shares in respect of which such Warrants are then exercised. Payment of the aggregate Exercise Price shall be made in cash or by check payable to the order of the Company.

                 Upon such surrender of Warrant Certificates and payment of the Exercise Price, the Company shall issue and cause to be delivered with all reasonable dispatch (and in any event within five (5) Business Days of such surrender and payment) to or, subject to the provisions of SECTION 10, upon the written order of the Holder, and in the name of the Holder or the Holder's nominee, a certificate or certificates for the number of full Warrant Shares issuable upon the exercise of such Warrants together with such other property (including cash) and securities as may then be deliverable upon such exercise, including cash for fractional Warrant Shares as provided in SECTION 16. Such certificate or certificates shall be deemed to have been issued and the Person so named therein shall be deemed to have become a holder of record of such Warrant Shares as of the date of the surrender of such Warrant Certificates and payment of the Exercise Price.

                 The Warrants shall be exercisable, at the election of the Holders thereof, either in full or from time to time in part, and, in the event that a Warrant Certificate is exercised in respect of fewer than all of the Warrant Shares issuable pursuant to such Warrant Certificate at any time prior to the date of expiration of the Warrants, a new Warrant Certificate evidencing the remaining Warrant or Warrants will be issued and delivered pursuant to the provisions of this SECTION 11 and of SECTION 8.

                 All Warrant Certificates surrendered upon exercise of Warrants shall be cancelled and disposed of by the Company. The Company shall keep copies of this Agreement and any notices received hereunder available for inspection during normal business hours at its office. The Company will furnish, at its expense, copies of this Agreement and all such notices, upon request, to any Holder of any Warrant Certificates.

                 SECTION 12. PAYMENT OF TAXES. The Company will pay all stamp and transfer taxes in connection with the issuance, sale and delivery of the Warrants hereunder, as well as all such taxes attributable to the initial issuance of Warrant Shares upon the exercise of Warrants and payment of the Exercise Price and upon the issuance of shares of Common Stock upon the conversion of shares of Series A Special Preferred Stock. The Company will not, however, be required to pay any tax or other similar charges imposed in connection with any transfer of any Warrant Securities. Nothing herein shall be construed as requiring the Company to pay any taxes imposed in respect of income realized by any Holder upon the purchase, transfer or exercise of Warrants or upon conversion of shares of Series A Special Preferred Stock.

                 SECTION 13. MUTILATED OR MISSING WARRANT CERTIFICATES. In case any of the Warrant Certificates shall be mutilated, lost, stolen or destroyed, upon receipt of an affidavit and reasonable indemnity from the holder thereof stating that such Warrant Certificate has been mutilated, lost, stolen or destroyed the Company shall issue, in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of and substitution for the Warrant Certificate lost, stolen or destroyed, a new Warrant Certificate of like tenor and representing an equivalent number of Warrants.

                 SECTION 14. RESERVATION OF WARRANT SHARES. The Company will at all times reserve and keep available, free from preemptive or similar rights, out of the aggregate of its authorized but unissued capital stock or its authorized and issued capital stock held in its treasury, for the purpose of enabling it to satisfy any obligation to issue Warrant Shares upon exercise of Warrants, (i) the maximum number of shares of each class of capital stock constituting a part of the Warrant Shares which may then be deliverable upon the exercise of all outstanding Warrants and (ii) the maximum number of shares of each class of Stock of the

Company which may then be delivered upon the conversion into Common Stock of all issued Warrant Shares. The Company shall cause all shares of Common Stock into which Warrant Shares are convertible to be (x) listed (or to be listed subject to notice of issuance) on each securities exchange on which shares of Common Stock are listed, or (y) admitted for trading in any inter-dealer quotation system on which shares of Common Stock are traded.

                 The Company or, if appointed, the transfer agent for shares of each class of capital stock of the Company (the "TRANSFER AGENT") and every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of the Warrants will be irrevocably authorized and directed at all times to reserve such number of authorized shares as shall be required for such purpose. The Company will keep a copy of this Agreement on file with the Transfer Agent and with every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by the Warrants or of the rights of conversion of the Warrant Shares. The Company will furnish such Transfer Agent a copy of all notices of adjustments, and certificates related thereto, transmitted to each Holder pursuant to SECTION 17.

                 Before taking any action which would cause an adjustment pursuant to SECTION 15 to reduce the Exercise Price below the then par value (if any) of the Warrant Shares, the Company will take any corporate action which may, in the opinion of its counsel (which may be counsel employed by the Company), be necessary in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares at the Exercise Price as so adjusted.

                 SECTION 15. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES ISSUABLE. The Exercise Price and the number of Warrant Shares issuable upon the exercise of each Warrant are subject to adjustment from time to time upon the occurrence of any of the events enumerated in this SECTION 15.

                 (a)  REORGANIZATION OF THE COMPANY

                 In the event of any capital reorganization, recapitalization or reclassification of the capital stock of the Company, or consolidation, merger or amalgamation of the Company with another entity, any acquisition of capital stock of the Company by means of a share exchange, or the sale, lease, transfer, conveyance or other disposition of all or substantially all of its assets to another entity, then, as a condition of such reorganization, recapitalization, reclassification, consolidation, merger, amalgamation, share exchange or sale, lease, transfer, conveyance or other disposition, lawful and adequate provision shall be made whereby the Holders of the Warrant
Certificates shall thereafter have the right to purchase and receive, on the basis and upon the terms and conditions specified in this Agreement and in lieu of the Warrant Shares immediately theretofore purchasable and receivable upon the exercise of the rights represented by the Warrants, (i) such shares of stock, securities, cash or property as may be issued or payable with respect to or in exchange for a number of outstanding Warrant Shares equal to the number of Warrant Shares immediately theretofore purchasable and receivable upon the exercise of the rights represented by the Warrant Certificates had such reorganization, recapitalization, reclassification, consolidation, merger, amalgamation, share exchange or sale, lease, transfer, conveyance or other disposition not taken place, and (ii) if such consolidation, merger, amalgamation, share exchange, sale, lease, transfer, conveyance or other disposition is with any Person (or any Affiliate of such Person) who shall have made a purchase, tender or exchange offer which was accepted by the holders of not less than twenty percent (20%) of the outstanding shares of Common Stock, the Holders of the Warrants shall have been given a reasonable opportunity (and, in no event, less than 30 days) to elect to receive, either (x) the stock, securities, cash or property it would have received pursuant to clause (i) immediately preceding or (y) the stock, securities, cash or property issued to previous holders of the Common Stock in accordance with such offer, or the equivalent thereof. In any such case appropriate provision shall be made with respect to the rights and interests of the Holders of the Warrants to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Exercise Price and of the number and type of securities purchasable upon the exercise of the Warrants) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities, cash or property thereafter deliverable upon the exercise of the Warrants. The Company shall not effect any such consolidation, merger, amalgamation, share exchange or sale, lease, transfer, conveyance or other disposition unless prior to or simultaneously with the consummation thereof the successor entity (if other than the Company) resulting from such consolidation, merger or amalgamation, share exchange or the entity purchasing or otherwise acquiring such assets or shares
(i) shall assume by a supplemental Warrant Agreement, satisfactory in form, scope and substance to the Holders (which shall be mailed or delivered to the Holders of the Warrants at the last address of such Holders appearing on the books of the Company) the obligation to deliver to such Holders such shares of stock, securities, cash or property as, in accordance with the foregoing provisions, such Holders may be entitled to purchase (the "SUBSTITUTE SECURITIES") and (ii) shall assume all of the other obligations of the Company set forth in this Agreement and the Registration Rights Agreement. Following such assumption such obligations shall apply to the Substitute Securities rather than to the Warrants and the Warrant Shares. The foregoing provisions of this paragraph shall similarly apply to successive reorganizations, recapitalizations, reclassifications, consolidations, mergers, amalgamations, share exchanges, sales, leases, transfers, conveyances or other dispositions.

                 If the issuer of securities deliverable upon exercise of Warrants under the supplemental Warrant Agreement is an Affiliate of the formed, surviving, transferee or lessee entity, such issuer shall join the supplemental Warrant Agreement.

                 (b)      WHEN ISSUANCE OR PAYMENT MAY BE DEFERRED

                 In any case in which this SECTION 15 shall require that an adjustment in the Exercise Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event (i) issuing to the Holder of any Warrant exercised after such record date the Warrant Shares issuable upon such exercise over and above the Warrant Shares issuable upon such exercise on the basis of the Exercise Price prior to such adjustment and (ii) paying to such Holder any amount in cash in lieu of a fractional share pursuant to SECTION 16; PROVIDED, HOWEVER, that the Company shall deliver to such Holder a bill or other appropriate instrument evidencing such Holder's right to receive such additional Warrant Shares and cash upon the occurrence of the event requiring such adjustment.

                 SECTION 16. FRACTIONAL INTERESTS. The Company shall not be required to issue fractional Warrant Shares on the exercise of Warrants. If more than one Warrant shall be presented for exercise in full at the same time by the same Holder, the number of full Warrant Shares which shall be issuable upon exercise thereof shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of the Warrants so presented. If any fraction of the Warrant Shares would, except for the provisions of this SECTION 16, be issuable on the exercise of any Warrants (or specified portion thereof), the Company shall pay an amount in cash equal to the product of (x) the Fair Market Value per Share on the day immediately preceding the date the Warrant is presented for exercise, multiplied by (y) the Conversion Rate, multiplied by (z) such fraction.

                 SECTION 17. NOTICE TO WARRANT HOLDERS. Upon any adjustment of the Exercise Price or number of Warrant Shares purchasable upon exercise of the Warrants pursuant to SECTION 15 or subparagraph (1)(vii) of the Certificate of Amendment and as otherwise required by SECTION 15 or subparagraph (1)(vii) of the Certificate of Amendment, the Company shall promptly thereafter (i) upon the reasonable request of the Required Holders, cause to be filed with the Company a certificate of the independent certified public accountants for the Company setting forth the Exercise Price and the number and type of securities or other property constituting Warrant Shares after such adjustment and setting forth in reasonable detail the method of calculation and the facts upon which such calculations are based and, in the case of an adjustment pursuant to SECTION 15(A) or subparagraph (1)(vii) of the Certificate of Amendment, setting forth the number and type of securities or other property constituting Warrant Shares (or portion thereof) issuable, after such adjustment in the Exercise Price and number of Warrant Shares purchasable upon exercise of the Warrants, upon exercise of a Warrant and payment of the adjusted Exercise Price, and (ii) cause to be given to each of the Holders of the Warrant Certificates written notice of such adjustments, together with a copy of such certificate. Where appropriate, such notice may be given in advance and included as a part of the notice required to be given under the other provisions of this SECTION 17.

                 In the event:

                 (a) the Company shall authorize the issuance to holders (although not necessarily to all such holders) of shares of Common Stock or rights, options or warrants to subscribe for or purchase or otherwise acquire shares of Common Stock or of any other securities or property (including securities of any other issuer) or of any other subscription rights, options or warrants; or

                 (b) the Company shall authorize the payment of any dividend or distribution to holders of shares of Common Stock of cash, capital stock or other securities or property (including securities of any other issuer) of the Company; or

                 (c) of any capital reorganization, reclassification or recapitalization of the capital stock of the Company, or any amalgamation, consolidation or merger to which the Company is a party, or any acquisition of capital stock of the Company through a share exchange, or of the sale, lease, conveyance, transfer or other disposition of the properties and assets of the Company substantially as an entirety, or a purchase, tender or exchange offer for shares of Common Stock or other securities constituting part of the Warrant Shares (whether by the Company or some other party); or

                 (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company; or

                 (e) the Company proposes to take any action which would require an adjustment of the Exercise Price or number of Warrant Shares purchasable upon exercise of the Warrants pursuant to SECTION 15 or subparagraph (1)(vii) of the Certificate of Amendment;

then the Company shall cause to be given to each of the Holders, at least 20 days prior to the applicable record date hereinafter specified (or promptly in the case of events for which there is no record date), a written notice stating (as applicable) (i) the date as of which the holders of record of shares of Common Stock entitled to receive any such rights, options, warrants or dividends or distribution are to be determined, (ii) the date on which any such reclassification, recapitalization or reorganization, consolidation, merger, amalgamation, share exchange, sale, lease, conveyance, transfer, disposition, dissolution, liquidation or winding up is expected to become effective or be consummated, or (iii) the initial expiration date set forth in any purchase, tender or exchange offer for shares of Common Stock, and the date as of which it is expected that holders of record of shares of Common Stock or other securities constituting a part of the Warrant Shares (or securities into which the Warrant Shares may be converted) shall be entitled to exchange such shares or securities for securities or other property, if any, deliverable upon such reclassification, recapitalization, reorganization, consolidation, merger, amalgamation, share exchange, sale, lease, conveyance, transfer, disposition, dissolution, liquidation or winding up.

                 Nothing contained in this Agreement or in any of the Warrant Certificates shall be construed as conferring upon the Holders thereof the right to vote or to consent as stockholders in respect of the meetings of stockholders or the election of members of the Board of Directors of the Company or any other matter, or any rights whatsoever as stockholders of the Company.

                 SECTION 18. CASH DISTRIBUTIONS AND DIVIDENDS. If the Company pays a dividend or makes a distribution to the holders of its Common Stock of any securities (other than capital stock for which an adjustment in the Conversion Rate is made pursuant to subparagraph (1)(vii) of the Certificate of Amendment) or property (including cash and securities of other companies) of the Company, or any rights, options or warrants to subscribe for or purchase securities (other than Common Stock) or property (including securities of other companies) of the Company, then, simultaneously with the payment of such dividend or the making of such distribution, and as a condition precedent to its right to do so, it will pay or distribute to the Holders of Warrant Certificates an amount of property (including, without limitation, cash) and/or securities (including, without limitation, securities of other companies) of the Company as would have been received by such Holders had they exercised all of the Warrants represented by the Warrant Certificates and the Warrant Shares issued upon such exercise had been converted into Common Stock, in each case immediately prior to the record date (or other applicable date) used for determining stockholders of the Company entitled to receive such dividend or distribution. No adjustment to the Exercise Price shall be made for the distribution of Convertible Securities or rights, options or warrants to purchase Convertible Securities of the Company to the Holders pursuant to the provisions of this SECTION 18.

                 SECTION 19.      PUT RIGHTS; TAG-ALONG RIGHTS AND REGISTRATION
RIGHTS.

                 (a)      PUT BY HOLDERS.

                 Unless the Required Holders have otherwise agreed in writing, at any time and from time to time on or after (i) the repayment in full or in part of the Loan in each case utilizing the proceeds of borrowed funds or the issuance of debt securities or (ii) the occurrence of an Additional Put Event, the Put Right shall be exercisable by each of the Holders, PROVIDED, HOWEVER, that ING agrees not to exercise its Put Right upon the occurrence of an event specified in clause (i) until an event in clause (ii) occurs if the event in clause (i) involves the use of proceeds of borrowed funds provided through a credit facility for which ING serves as the administrative agent or the issuance of debt securities pursuant to a private placement or public offering for which ING or one of its Affiliates serves as a co-placement agent or co-lead underwriter, and PROVIDED, FURTHER, with respect to each event specified in clauses (i) and (ii) (other than an Additional Put Event within the meaning of clause (c) of such definition in which case the put may be exercised with respect to all Warrant Securities), the total number of Warrant Securities that the Holders shall be entitled to put pursuant to this Section 19 shall not represent more than the greater of (x) 6% of the shares of Common Stock outstanding on a fully diluted basis on the date hereof, and (y) 20% of the Warrant Securities held by such Holders (it being understood that each Holder shall be entitled to put such Warrant Securities pro rata based upon the number of Warrant Securities held by it). The Put Right shall be exercised by the delivery of a Put Notice

                 After receipt of a Put Notice from any Holder, the Company will promptly (and in any event within ten (10) days) give written notice (the "EXERCISE NOTICE") to each of the other Holders of Warrant Securities that a Put Right has been exercised. Each Holder will have the right to participate in the Put Right and require the Company to repurchase all or any portion of such Holder's Warrant Securities by delivering written notice to the Company within ten (10) days following receipt of the Exercise Notice. All such notices delivered by such other Holders will be deemed to have been delivered as of the date of the initial Put Notice and taken together will be deemed to be one exercise of the Put Right.

                 Upon the exercise by a Holder of the Put Right, the Purchase Price payable to such Holder by the Company for such Holder's Warrant Securities shall be as follows:

                 (i) in the case of Warrants, an amount determined by subtracting (A) the aggregate Exercise Price for such Warrants then in effect under the Warrant Agreement from (B) the product of (1) the Contract Value per Share, MULTIPLIED BY (2) the number of shares of Common Stock that may be acquired upon the conversion by such Holder of the shares of Series A Special Preferred Stock that would be received upon exercise of such Holder's Warrants with respect to which the Put Right is being exercised;

                (ii) in the case of Series A Special Preferred Stock, an amount equal to the product of (A) the Contract Value per Share, MULTIPLIED BY
(B) the number of shares of Common Stock that may be acquired upon the conversion by such Holder of the shares of Series A Special Preferred Stock with respect to which the Put Right is being exercised; and

             (iii) in the case of Common Stock, an amount equal to the product of (A) the Contract Value per Share, multiplied by (B) the number of shares of Common Stock with respect to which the Put Right is being exercised.

                 Promptly upon the receipt of a Put Notice pursuant to SECTION 19(A) the Company shall cause the Contract Value per Share to be determined, and shall give written notice of the determination thereof to each Holder, promptly upon the determination thereof and in any event within thirty (30) days following the Company's receipt of the Put Notice.

                 The provisions of this SECTION 19(A) shall apply until the termination of this Agreement pursuant to SECTION 24 to any Person who acquires in any manner any Warrant Securities from any Holder.

                 (b)  CLOSING.

                 Each closing of the purchase and sale of any Warrant Securities pursuant to SECTION 19(A) shall take place on a date (a "PUT CLOSING DATE") which is thirty (30) days after the giving of the Put Notice, provided that if such day is not a Business Day such closing shall be on the next succeeding Business Day. Payment of the Purchase Price shall be due and payable in full on the Put Closing Date. The closing of such purchase and sale of Warrant Securities shall take place at 10:00 a.m. on the Put Closing Date at such location in Atlanta, Georgia, or New York, New York, as the Required Holders may reasonably determine and notify the Company or at such other location as may be agreed to by the Company and the Required Holders.

                 The Purchase Price shall be paid in full at each such closing, by wire transfer of immediately available federal funds, and the Warrant Securities to be repurchased at such closing shall be duly endorsed for transfer. Such Warrant Securities shall be free and clear of all liens and encumbrances of any kind, nature and description, other than applicable restrictions under federal and state securities laws, and each Holder shall represent and warrant to the Company to such effect with respect to such Holder's Warrant Securities. The Company will pay all stamp and transfer taxes in connection with the repurchase of the Warrant Securities hereunder.

                 (c)      RESTRICTIONS ON PURCHASE.

                 The Company covenants and agrees that, other than the Restrictive Provisions, it shall not, and shall not permit any of its Subsidiaries to, without the prior written consent of the Required Holders, enter into or agree to become subject to any term, condition, provision or agreement that would conflict with or restrict in any way the performance of the Company's obligations under this Agreement or that would by its terms restrict the availability of Legally Available Funds with which to perform such obligations.

                 Anything in this Agreement to the contrary notwithstanding, the Company shall not be required to purchase Warrant Securities under SECTION 19(A) if at the time of closing of the purchase and sale of any Warrant Securities pursuant to SECTION 19(A) there exists any Restrictions on Purchase.

                 Upon receipt of a Put Notice, if the Company's obligations under SECTION 19(A) at the time of performance would be subject to Restrictions on Purchase, then the Company (i) shall promptly use all reasonable efforts (excluding the payment of waiver, consent or similar transactional fees, but including reasonable documentation costs and other similar expenses) to cause the Required Lenders to waive compliance with any such Restrictive Provisions and/or to amend the Restrictive Provisions so as to permit the purchase of the Warrant Securities pursuant to this Agreement, (ii) shall not repay, redeem, purchase or otherwise retire any indebtedness for borrowed money of, or any debt securities issued by, the Company in an amount or for a price or other consideration in excess of the principal amount thereof, and (iii) shall not declare or pay any dividend or distribution on any shares of Stock (other than dividends that accrue and cumulate on Preferred Stock in accordance with the terms of such Preferred Stock as is in effect on the date such Put Notice is received by the Company).

                 If, notwithstanding the Company's reasonable efforts required under this SECTION 19(C), the Company is unable to fulfill its obligations under SECTION 19(A) because of the existence of one or more Restrictions on Purchase, the Company shall give prompt written notice thereof to each Holder exercising Put Rights, specifying in reasonable detail the nature thereof and the extent, if any, to which the Company would be able to fulfill its obligation to pay the Purchase Price within the Restrictions on Purchase.

                 If any Restrictions on Purchase exist on the proposed Put Closing Date, then at the sole and independent election of each such Holder, and pursuant to written notice given by any such Holder to the Company: (i) such Holder's Put Right shall remain exercised and the closing of the purchase and sale of Warrant Securities pursuant to such Holder's Put Right shall be deferred until not more than five Business Days after all such Restrictions on Purchase cease to exist; PROVIDED, HOWEVER, that, as and to the extent that such Restrictions on Purchase cease to exist, the Company shall promptly make partial payments of the Purchase Price to such Holder, in which case there shall be a series of such closings, each of which shall take place not more than five Business Days after such Restrictions on Purchase have ceased to exist to an extent that would permit such partial payments of the Purchase Price in increments of not less than $100,000 ("PARTIALLY AVAILABLE FUNDS"); or
(ii) the exercise of such Holder's Put Right shall be rescinded and such Holder shall reserve its right to exercise the Put Right at any subsequent time. In the event that any Holders make the election provided in clause (i) of the immediately preceding sentence, the Company shall purchase from such selling Holders that number of Warrant Securities as may be purchased at the Purchase Price using that portion of Partially Available Funds for such purchase as equals the product of (a) all Partially Available Funds, and (b) the ratio of
(i) the Warrant Securities originally proposed to be sold by such Holders electing to sell and not electing to rescind pursuant to clause (ii) of the immediately preceding sentence, to (ii) the Warrant Securities originally proposed to be sold by all Holders (treating all Warrants as fully exercised for the Warrant Shares to which the Holders would be entitled upon exercise of such Warrants). Such purchase shall be made from each selling Holder PRO RATA based on the ratio of (i) the number of Warrant Securities originally proposed to be sold by such Holder to (ii) the Warrant Securities originally proposed to be sold by all Holders.

                 None of the provisions of this SECTION 19(C) shall be construed to limit any other right or remedy under applicable law which any Holder may have as a result of the failure by the Company to purchase Warrant Securities as herein provided.

                 (d)      TAG-ALONG RIGHTS.

                 Without limitation to the right of any Holder to exercise its Put Right pursuant to SECTION 19(A), if at any time the Company or Graf shall determine to enter into any transaction or series of transactions that would result in a Change of Control (a "CHANGE OF CONTROL TRANSACTION") (any third party proposing to enter into such transaction or transactions with the Company or Graf being hereinafter referred to in this SECTION 19(D) as a "PROSPECTIVE PURCHASER"), either the Company or Graf, as the case may be, and in either case any Prospective Purchaser, shall first give written notice (the "OFFER NOTICE") to all of the Holders, specifying the name and address of the Prospective Purchaser and the number of shares, if any, of Stock proposed to be issued, sold, transferred or otherwise disposed of by the Company or Graf, as applicable, and setting forth in reasonable detail the price, structure and other terms and conditions of the Change of Control Transaction, as applicable. The Offer Notice shall represent the offer (the "OFFER") from the Prospective Purchaser to each of the Holders of the right to sell to the Prospective Purchaser as a condition to the consummation of the proposed transaction described in the Offer Notice, all the Warrant Securities then owned by each Holder to the Prospective Purchaser and, at the option of the Holders, on the same terms and conditions (including price and form of consideration) as are being offered by the Prospective Purchaser to the Company or Graf, as the case may be, or at the Fair Market Value per Share, determined as of the date of the Offer Notice. Each Holder shall have thirty
(30) days from the date of receipt of the Offer Notice to give written notice of its intention to accept or reject the Offer. Failure to respond within such thirty-day period shall be deemed notice of rejection. In the event that any Holder gives written notice to the Company or Graf, as the case may be, and the Prospective Purchaser of its intention to accept such Offer, then such written notice, taken in conjunction with the Offer Notice, shall constitute a valid and legally binding agreement, and each of the Holders so giving such written notice shall be entitled to sell to the Prospective Purchaser, contemporaneously with the consummation of the Change of Control Transaction, all of the Warrant Securities at the price specified therefor by such Holder in accordance with this SECTION 19(D). In the event that all of the Holders reject or are deemed to have rejected the offer represented by the Offer Notice, the Company or Graf, as applicable, shall be free to proceed to consummate such Change of Control Transaction on the terms and conditions set forth in the Offer Notice, provided that such sale is not otherwise prohibited by any agreement between the Company and the Purchaser. In the event the Company or Graf, as applicable, fails to complete the proposed sale, transfer or other disposition within ninety (90) days after the Holder or Holders rejected or were deemed to have rejected the Offer, such shares of Stock shall again be subject to the provisions of this SECTION 19(D).

                 The provisions of this SECTION 19(D) shall apply until the termination of this Agreement pursuant to SECTION 24 to any Person who acquires in any manner any Warrant Securities from any Holder.

                 (e) LIMITATION ON PUT RIGHTS OF OTHERS. The Company covenants and agrees that, neither the Company nor any of its Subsidiaries shall, directly or indirectly, grant to any Person or agree to or otherwise become obligated in respect of any rights to require the Company or any of its Subsidiaries to purchase securities of the Company upon the demand of any Person. The Company represents and warrants that neither it nor any of its Subsidiaries has previously entered into any agreement granting any such rights to any Person.

                 (f) SEVERABILITY. If any provision of this Agreement shall be held or deemed to be, or shall in fact be, invalid, inoperative or unenforceable as applied to any particular case in any jurisdiction or jurisdictions, or in all jurisdictions or in all cases, because of the conflict of any provision with any constitution, statute, rule or public policy, or for any other reason, such circumstances shall not have the effect of rendering the provision or provisions in question, invalid, inoperative or unenforceable in any other jurisdiction or in any other case or circumstance or of rendering any other provision or provisions herein contained invalid, inoperative or unenforceable to the extent that such other provisions are not themselves actually in conflict with such constitution, statute, rule or public policy, but this Agreement shall be reformed and construed in any such jurisdiction or case as if such invalid, inoperative or unenforceable provision had never been contained herein and such provision reformed so that it would be valid, operative and enforceable to the maximum
extent permitted in such jurisdiction   or in such case.

                 (g) REGISTRATION RIGHTS. The Warrant Securities are subject to and entitled to the benefit of certain registration rights, as more fully set forth in the Registration Rights Agreement, which is incorporated herein by reference.

                 SECTION 20. NOTICES. All notices, consents, approvals, agreements and other communications provided hereunder shall be in writing or by telex or telecopy and shall be sufficiently given to the Purchasers, the Holders and the Company if addressed or delivered to them at the following addresses:

If to ING:                        Internationale Nederlanden
                                  (U.S.) Capital Corporation
                                  135 East 57th Street
                                  New York, New York  10022
                                  Attention:  Chief Credit Officer
                                  Telecopier No.:  (212) 750-8935

with copies to:                   Internationale Nederlanden
                                  (U.S.) Capital Corporation
                                  Atlanta Office
                                  200 Galleria Parkway
                                  Suite 950
                                  Atlanta, Georgia  30339
                                  Telecopier No.:  (770) 951-1005

 and a copy to:                   King & Spalding
                                  191 Peachtree Street
                                  Atlanta, Georgia  30303-1763
                                  Attention:  Hector E. Llorens, Jr., Esq.
                                  Telecopier No.:  (404) 572-5100


If to Cerberus:                   Cerberus Partners, L.P.
                                  950 Third Avenue
                                  20th Floor

                                  New York, New York 10022
                                  Attention:  Mr. Seth P. Plattus
                                  Telecopier No.: (212) 421-2847


with a copy to:                   Lowenstein, Sandler, Kohl,
                                  Fisher & Boylan
                                  65 Livingston Avenue
                                  Roseland, New Jersey  07068-1791
                                  Attention: Robert G. Minion, Esq.
                                  Telecopier No.: (201) 992-5820

If to any other Holder:           At its last known address appearing on the
                                  books of the Company maintained for such purpose

If to the Company:                PhoneTel Technologies, Inc.
                                  650 Statler Office Tower
                                  1127 Euclid Avenue
                                  Cleveland, Ohio  44115
                                  Attention:  Chief Executive Officer
                                  Telecopier No.: (216) 241-2574

with a copy to:                   Skadden, Arps, Slate, Meagher & Flom
                                  919 Third Avenue
                                  New York, New York  10022-3897
                                  Attention:  Stephen M. Banker, Esq.
                                  Telecopier No.:  (212) 735-2000

or at such other address as any party may designate to any other party by written notice.

                 All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; when received if deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when transmission is verified, if telecopied; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.

                 SECTION 21. COSTS AND EXPENSES. The Company agrees to pay all expenses of the Purchasers for the negotiation, preparation, execution, and delivery of this Agreement and each other Warrant Document, and any amendments, waivers, consents, supplements, or other modifications to this Agreement or any other Warrant Document as may from time to time hereafter be required (including the reasonable fees and expenses of counsel retained by the Purchasers from time to time in connection therewith), whether or not the transactions contemplated hereby are consummated, and to pay all reasonable expenses of the Purchasers (including reasonable fees and expenses of counsel to the Purchasers) incurred in connection with the consideration of legal questions relevant hereto and thereto. Except as otherwise provided herein, the

Company also agrees to reimburse the Purchasers and each Holder upon demand for all reasonable expenses (including attorneys' fees and expenses) incurred by the Purchasers or such Holder in enforcing the obligations of the Company under this Agreement or any other Warrant Document or in connection with any amendment, waiver, consent, supplement or other modification to this Agreement or any Warrant Document. Except in connection with the exercise by any Purchaser of any of its rights under SECTION 19 or under the Registration Rights Agreement, and except as otherwise expressly provided herein and in the other Warrant Documents, the Company shall have no obligation to reimburse the Purchasers for any expenses incurred by the Purchasers in connection with any subsequent transfer of the Warrants.

                 SECTION 22. INDEMNIFICATION. In consideration of the transactions contemplated by this Agreement and the other Warrant Documents, the Company hereby agrees to indemnify, exonerate and hold the Purchasers and each Holder, each of their respective successors and assigns, each of the respective officers, directors, employees, attorneys and agents of the Purchasers and each Holder and each of their respective successors and assigns (collectively, the "INDEMNIFIED PARTIES") free and harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities, damages and expenses (irrespective of whether such Indemnified Party is a party to the action for which indemnification hereunder is sought), including attorneys' fees and disbursements (the "INDEMNIFIED LIABILITIES"), incurred by the Indemnified Parties or any of them or asserted or awarded against the Indemnified Parties or any of them as a result of, or arising out of, or relating to:

                 (a) the making of any claim by any investment banking firm, broker or third party, claiming through the Company or as a result of the relationship of such investment banking firm, broker or third party with the Company, that it is entitled to compensation from any Indemnified Party in connection with this Agreement or the transactions contemplated hereby;

                 (b) any claim, investigation, litigation, or proceeding made or commenced by a third party related to this Agreement or any other Warrant Documents, whether or not the Indemnified Party or any other Indemnified Party is party thereto;

                 (c) the breach by the Company of any representation or warranty set forth in this Agreement or in any other Warrant Document; or

                 (d) the failure of the Company to comply with all terms, conditions, and covenants set forth in this Agreement or in any other Warrant Document;

EXCEPT FOR any such Indemnified Liabilities arising for the account of a particular Indemnified Party by reason of the relevant Indemnified Party's gross negligence or wilful misconduct as determined by a final and nonappealable decision of a court of competent jurisdiction.

                 If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Company hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. The foregoing indemnity shall become effective immediately upon the execution and delivery hereof and shall remain operative and in full force and effect notwithstanding the consummation of the transactions contemplated hereunder, the issuance or exercise of the Warrants hereunder, the termination of this Agreement pursuant to SECTION 24, the invalidity or unenforceability of any term or provision of this Agreement or any other Warrant Document, or any investigation made by or on behalf of any Holder or any Purchaser.

                 SECTION 23. SUCCESSORS. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Holders shall bind and inure to the benefit of their respective successors and assigns, including those by operation of law, merger, consolidation or as otherwise provided in SECTION 15(A).

                 SECTION 24. TERMINATION. Except as otherwise provided herein, this Agreement shall terminate when all Warrants have expired unexercised in accordance with their terms and no Warrant Securities are outstanding.

                 SECTION 25. GOVERNING LAW. THIS AGREEMENT AND THE WARRANTS SHALL BE GOVERNED BY THOSE PROVISIONS OF THE CORPORATE
CODE OF THE JURISDICTION IN WHICH THE COMPANY IS INCORPORATED AND ARTICLE 8 OF THE UNIFORM COMMERCIAL CODE OF THE JURISDICTION IN WHICH THE COMPANY IS INCORPORATED WHICH ARE NECESSARILY APPLICABLE TO SECURITIES ISSUED BY A CORPORATION INCORPORATED IN SUCH JURISDICTION AND OTHERWISE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF SAID STATE.

                 SECTION 26. BENEFITS OF THIS AGREEMENT. Nothing in this Agreement shall be construed to give to any Person other than the Company and the Holders any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company and the Holders.

                 SECTION 27. COUNTERPARTS. This Agreement may be executed in any number of counterparts and each such counterpart shall for all purposes be deemed to be an original, and all such counterparts shall together constitute one and the same instrument.

                 SECTION 28.      AMENDMENTS; WAIVER.  No provision of this

Agreement may be amended or waived except by an instrument in writing signed by the party sought to be bound; PROVIDED, HOWEVER, that any amendment requested or waiver sought from the Holders of any provision of this Agreement which affects Holders generally may be given by the Required Holders and any waiver so given shall be binding on all Holders; PROVIDED FURTHER, that the provisions of SECTION 11 with respect to the type of securities for which the Warrants are exercisable may not be changed without the consent of each Holder affected thereby. No failure or delay by any party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall a waiver of a particular right or remedy on one occasion be deemed a waiver of any other right or remedy or a waiver of the same right or remedy on any subsequent occasion.

                 SECTION 29. WAIVER OF JURY TRIAL. EACH PURCHASER, EACH HOLDER AND THE COMPANY HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, ON THE WARRANTS OR ON ANY OF THE OTHER WARRANT DOCUMENTS, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH, THIS AGREEMENT, THE WARRANTS OR ANY OF THE OTHER WARRANT DOCUMENTS, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE PURCHASERS, ANY HOLDER OR THE COMPANY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PURCHASERS' ENTERING INTO THIS AGREEMENT.

                 SECTION 30. JURISDICTION. The Company hereby agrees that any legal action or proceeding against it with respect to this Agreement, the Warrants or any of the other Warrant Documents may be brought in the courts of the State of New York or of the United States of America sitting in New York as any Holder may elect, and, by execution and delivery hereof, for itself and in respect of its property it accepts and consents to, generally and unconditionally, the jurisdiction of the aforesaid courts and agrees that such jurisdiction shall be exclusive, unless waived by the Required Holders in writing, with respect to any action or proceeding brought by it against such Holders. The Company hereby irrevocably designates, appoints and empowers CT Corporation System whose present address is 1633 Broadway, New York, New York 10019, as its authorized agent to receive, for and on its behalf and its property, service of process in the State of New York when and as legal actions or proceedings may be brought in the courts of the State of New York or of the United States of America sitting in New York, and such service of process shall be deemed complete upon the date of delivery thereof to such agent, or upon the earliest of any other date permitted by applicable law. It is understood that a copy of said process served on such agent will be forwarded to the Company as soon as practicable, at its address set forth herein, but its failure to receive such copy shall not affect in any way the service of said process on said agent as the agent of the Company. The Company irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of the copies thereof by certified mail, return receipt requested, postage prepaid, to it at its address set forth herein, such service to become effective upon the earlier of (i) the date 10 calendar days after such mailing and (ii) any earlier date permitted by applicable law. The Company agrees that it will at all times continuously maintain an agent to receive service of process in the State of New York on behalf of itself and its properties and in the event that, for any reason, the agent named above or its successor shall no longer serve as its agent to receive service of process in the State of New York on its behalf, it shall promptly appoint a successor so to serve and shall advise the Holders thereof. The Company agrees that Sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York shall apply to this Agreement and each of the other Warrant Documents and waives any right to stay or to dismiss any action or proceeding brought before said courts on the basis of FORUM NON CONVENIENS. Nothing herein shall affect the right of any Holder to bring proceedings against the Company in the courts of any other jurisdiction or to serve process in any other manner permitted by applicable law.

                 SECTION 31. SPECIFIC PERFORMANCE. The Company recognizes that the rights of the Holders under this Agreement and the other Warrant Documents are unique and, accordingly, the Holders shall, in addition to such other remedies as may be available to any of them at law or in equity, have the right to enforce their rights hereunder and thereunder by actions for injunctive relief and specific performance to the extent permitted by law. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement or any of the other Warrant Documents and hereby agrees to waive in any action for specific performance the defense that a remedy at law would be adequate. This Agreement is not intended to limit or abridge any rights of the Holders which may exist apart from this Agreement.

                 SECTION 32.      CONFIDENTIALITY.

                 (a) Each Holder shall treat any information concerning the Company (whether prepared by the Company, its advisors or otherwise) which has been or will be furnished by or on behalf of the Company or any Subsidiary thereof (herein collectively referred to as the "CONFIDENTIAL INFORMATION") in accordance with such Holder's customary procedures for handling confidential information of this nature and will not wilfully disclose any Confidential Information to any other party, except as otherwise provided herein. The Confidential Information will be used solely in connection with the transactions contemplated by the Warrant Documents or as otherwise authorized by the Company. The term "Confidential Information" shall not include, with respect to any Holder, information which (i) is or becomes generally available to the public other than as a result of a disclosure by such Holder, or its affiliates, partners, directors, officers or employees, or

(ii) becomes available on a non-confidential basis from a source other than the Company, any of its Subsidiaries, or their respective affiliates, partners, directors, officers, employees or advisors, provided that such source is not known by such Holder to be bound by a confidentiality agreement with or other obligation of secrecy to the Company or any of its Subsidiaries.

                 (b) Notwithstanding the foregoing, (i) Confidential Information may be disclosed to the Holders' affiliates, partners, directors, officers, employees and advisors who are in a confidential relationship with such Person or who are informed of the confidential nature of such information,
(ii) Confidential Information may be disclosed as reasonably required by any proposed transferee of Warrant Securities, provided that such proposed transferee shall have agreed in writing for the Company's benefit to be bound by the terms of this SECTION 32 and shall agree to return any Confidential Information, and will not retain any copies, extracts or other reproductions in whole or in part of such Confidential Information, if it does not become a transferee of Warrant Securities, (iii) Confidential Information may be disclosed to the extent requested or required by bank regulators or auditors or any administrative body or commission to whose jurisdiction a Holder may be subject, (iv) Confidential Information may be disclosed to the extent required by law, regulation, subpoena, judicial order or legal process, provided that notice of such requirement or order shall be promptly furnished to the Company unless such notice is legally prohibited, (v) Confidential Information may be disclosed to the extent required by the rules of any securities exchange on which securities of any Holder are listed and traded, (vi) Confidential Information may be disclosed in connection with the enforcement by any Holder of its rights under the Warrant Documents or in connection with any litigation between the Company and any Holder with resect to such Holder's Warrant Securities or any Warrant Document, and (vii) Confidential Information may be disclosed to the extent the Company consents to such disclosure.

                 SECTION 33. ENTIRE AGREEMENT. The parties hereto agree that this Agreement, the Registration Rights Agreement, and the Loan Documents constitute the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings between them as to such subject matter; and there are no restrictions, agreements, arrangements, oral or written, between any or all of the parties relating to the subject matter hereof which are not fully expressed or referred to herein or therein.

                 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                          PHONETEL TECHNOLOGIES, INC.



                          By:_____________________________
                             Peter G. Graf
                             Chairman and
                             Chief Executive Officer




                          INTERNATIONALE NEDERLANDEN
                          (U.S.) CAPITAL CORPORATION



                          By:________________________
                             James W. Latimer
                             Managing Director


                          CERBERUS PARTNERS, L.P.

                          By:  Cerberus Associates, L.P.,
                               its general partner



                               By:________________________
                                  Stephen Feinberg
                                  General Partner




                          Solely for purposes of
                          Section 19(d):

                          ___________________________
                                Peter G. Graf

                                   EXHIBIT A
                                   ---------

                          FORM OF WARRANT CERTIFICATE
                          ---------------------------


THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. SAID SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION, OR AN OPINION OF COUNSEL (WHICH MAY BE COUNSEL TO THE HOLDER) AS TO AN EXEMPTION, FROM THE REGISTRATION PROVISIONS OF SAID ACT OR LAWS.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF A WARRANT PURCHASE AGREEMENT, DATED AS OF MARCH 15, 1996, BETWEEN PHONETEL TECHNOLOGIES, INC. (THE "COMPANY") AND INTERNATIONALE NEDERLANDEN (U.S.) CAPITAL CORPORATION ("ING") AND CERBERUS PARTNERS, L.P. ("CERBERUS") AND A REGISTRATION RIGHTS AGREEMENT, DATED AS OF MARCH 15, 1996, AMONG THE COMPANY, ING AND CERBERUS, COPIES OF EACH OF WHICH ARE ON FILE AT THE MAIN OFFICE OF THE COMPANY. ANY SALE OR TRANSFER OF THE SECURITIES EVIDENCED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS OF THOSE AGREEMENTS AND ANY SALE OR TRANSFER OF SUCH SECURITIES IN VIOLATION OF SAID AGREEMENTS SHALL BE INVALID.

No. __
_______ Warrants

                              Warrant Certificate

                          PHONETEL TECHNOLOGIES, INC.

                 This Warrant Certificate certifies that _________________, or registered assigns, is the registered holder of the number of Warrants (the "WARRANTS") set forth above to purchase shares of Series A Special Convertible Preferred Stock, par value $.20 per share (the "SERIES A SPECIAL PREFERRED STOCK"), of PHONETEL TECHNOLOGIES, INC., an Ohio corporation (the "COMPANY"). Each Warrant entitles the holder upon exercise to receive from the Company one fully paid and nonassessable share of Series A Special Preferred Stock (a "WARRANT SHARE") at the initial exercise price (the "EXERCISE PRICE") of $0.20, payable in lawful money of the United States of America, upon surrender of this Warrant Certificate and payment of the Exercise Price, if applicable, at the office of the Company designated for such purpose, subject to the conditions set forth herein and in the Warrant Agreement referenced below. The Exercise Price and number and type of Warrant Shares issuable upon exercise of the Warrants are subject to adjustment upon the occurrence of certain events, as set forth in the Warrant Agreement.

                 The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants, and are issued or to be issued pursuant to a Warrant Purchase Agreement dated as of March 15, 1996 (the "WARRANT AGREEMENT"), duly executed and




                                      A-1
delivered by the Company, ING and Cerberus, which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, obligations and duties hereunder of the Company and the holders of the Warrants (the words "holders" or "holder" meaning the registered holders or registered holder). A copy of the Warrant Agreement may be obtained by the holder hereof upon written request to the Company.

                 The holder of Warrants evidenced by this Warrant Certificate may exercise such Warrants under and pursuant to the terms and conditions of the Warrant Agreement by surrendering this Warrant Certificate, with the form of election to purchase attached hereto (and by this reference made a part hereof) properly completed and executed, together with payment of the Exercise Price in cash at the office of the Company designated for such purpose. In the event that any exercise of Warrants evidenced hereby shall be for less than the total number of Warrants evidenced hereby, there shall be issued by the Company to the holder hereof or his or its registered assignee a new Warrant Certificate evidencing the number of Warrants not exercised.

                 The Warrant Agreement provides that upon the occurrence of certain events the Exercise Price set forth on the face hereof may, subject to certain conditions, be adjusted. If the Exercise Price is adjusted, the Warrant Agreement provides that the number of shares of Warrant Shares issuable upon the exercise of each Warrant shall be adjusted. No fractional shares of Warrant Shares will be issued upon the exercise of any Warrant, but the Company will pay the cash value thereof determined as provided in the Warrant Agreement.

                 The holder hereof possesses certain rights to require the Company to purchase the Warrants (the "PUT RIGHTS"), and the holder hereof has been granted certain rights to participate in a sale of the Common Stock of the Company by certain shareholders of the Company (and certain of their successors and assigns) all at the times specified in, and pursuant to the terms and conditions set forth in, the Warrant Agreement.

                 The Holders of the Warrants are entitled to certain registration rights as set forth in a Registration Rights Agreement dated as of March 15, 1996, among the Company, ING and Cerberus (the "REGISTRATION RIGHTS AGREEMENT"). By acceptance of this Warrant Certificate, the Holder hereof agrees that upon exercise of any or all of the Warrants evidenced hereby, such Holder will be bound by the Registration Rights Agreement. A copy of the Registration Rights Agreement may be obtained by the holder hereof upon written request to the Company.


                 Warrant Certificates, when surrendered at the office of the Company by the registered holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

                 The Company may deem and treat the registered holder(s) thereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing made hereon) for the purpose of any exercise hereof, of any distribution to the holder(s) hereof and for all other purposes, and the Company shall not be affected by any notice to the contrary. Neither the Warrants nor this Warrant Certificate entitles any holder hereof to any rights of a stockholder of the Company (other than the right to receive dividends and distributions as set forth in SECTION 18 of the Warrant Agreement).

                 IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be signed by its duly authorized officer and has caused its corporate seal to be affixed hereunto or imprinted hereon.

Dated:  _____________________


                                PHONETEL TECHNOLOGIES, INC.



                                By:__________________________
_______________________            Name:
                                   Title:
[CORPORATE SEAL]




                                     A-3

                          FORM OF ELECTION TO PURCHASE

                   [To Be Executed Upon Exercise of Warrant]

The undersigned holder hereby represents that he or it is the registered holder of this Warrant Certificate, and hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to receive ____________ shares of Series A Special Convertible Preferred Stock, par value $.20 per share (the "SERIES A SPECIAL PREFERRED STOCK"), of PHONETEL TECHNOLOGIES, INC. (the "Company") and herewith tenders payment for such shares to the order of the Company in the amount of $___________ in accordance with the terms hereof. The undersigned requests that a certificate for such shares be registered in the name of the undersigned or his/its nominee hereinafter set forth, and further that such certificate be delivered to the undersigned at the address hereinafter set forth or to such other person or entity as is hereinafter set forth. If said number of shares is less than all of the shares of Series A Special Preferred Stock purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of such shares be registered in the name of the undersigned or his/its nominee hereinafter set forth, and further that such Warrant Certificate be delivered to the undersigned at the address hereinafter set forth or to such other person or entity as is hereinafter set forth.


                    CERTIFICATE TO BE REGISTERED AS FOLLOWS:
                    ----------------------------------------

                 Name:

                 Address:



                    CERTIFICATE TO BE DELIVERED AS FOLLOWS:
                    ---------------------------------------

                 Name:

                 Address:


Date:____________________               _______________________________
                                        (Signature must conform in all respects
                                        to the name of the holder as specified
                                        on the fact of  the Warrant
                                        Certificate, unless Form of Assignment
                                        has been executed)

                               FORM OF ASSIGNMENT

                   [To be executed upon Transfer of Warrant]


                 FOR VALUE RECEIVED, the undersigned registered holder of the enclosed Warrant Certificate hereby sells, assigns and transfers unto ________________________________________ the right represented by such Warrant
Certificate to purchase _____________ shares of Series A Special Convertible Preferred Stock, par value $.20 per share, of PHONETEL TECHNOLOGIES, INC. to which such Warrant Certificate relates, and appoints __________________ _______________________________ Attorney to make such transfer on the books of PHONETEL TECHNOLOGIES, INC. maintained for such purpose, with full power of substitution in the premises.



Date:___________________                   ______________________________
                                        (Signature must conform in all respects
                                        to name of holder as specified on the
                                        face of the Warrant Certificate)



                                           ______________________________
                                                  (Street Address)


                                           ______________________________
                                             (City)  (State)  (Zip Code)





                                      A-5

                                   EXHIBIT B
                                   ---------

                    PREEMPTIVE RIGHTS, OPTIONS, WARRANTS
- --------------------------------------------------------

                   RIGHTS OF CONVERSION OR PURCHASE, ETC.
- ---------------------------------------------------------




                                      B-1

                                   EXHIBIT C
                                   ---------

                AGREEMENTS REGARDING VOTING, SALE OR TRANSFER
- -------------------------------------------------------------




                                      C-1

                                   EXHIBIT D
                                   ---------

                             REGISTRATION RIGHTS
- ------------------------------------------------




                                      D-1

                                   EXHIBIT E
                                   ----------

                          TRANSACTIONS WITH AFFILIATES
                          ----------------------------




                                     E-1